As filed with the Securities and Exchange Commission on November 24, 2014

Registration No. 333-195441

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ETFS WHITE METALS BASKET TRUST
Sponsored by ETF Securities USA LLC
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	27-2780294 (I.R.S. Employer Identification No.)

48 Wall Street
11th Floor
New York, NY 10005
(212) 918-4954
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Corporation Service Company
80 State Street
Albany, NY 12207-2543
(800) 927-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kathleen H. Moriarty, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022	Peter J. Shea, Esq. Katten Muchin Rosenman LLP 575 Madison Avenue New York, NY 10022

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non accelerated filer	☒	Smaller reporting company	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-195441) is being filed by the Registrant solely to reflect the decision of the London Platinum and Palladium Fixing Company Limited (the “LPPFCL”) to revise the administration of the “London Fix” pricing benchmarks for platinum and palladium as of the close of business on November 30, 2014, and the Registrant’s intent to utilize with effect from December 1, 2014 and thereafter the “LME PM Fix” resulting from the change in administration and automation of the platinum and palladium price benchmarking process, which as of that date is administered by the London Metal Exchange pursuant to a delegation by the LPPFCL, as the benchmark price for valuation of platinum and palladium held, received or delivered by the Registrant.

[______] ETFS Physical WM Basket Shares

ETFS White Metals Basket Trust

The ETFS White Metals Basket Trust (“Trust”) issues ETFS Physical WM Basket Shares (“Shares”) which represent units of fractional undivided beneficial interest in and ownership of the Trust. ETF Securities USA LLC is the sponsor of the Trust (“Sponsor”), The Bank of New York Mellon is the trustee of the Trust (“Trustee”), and JPMorgan Chase Bank, N.A. is the custodian of the Trust (“Custodian”). The Trust intends to issue additional Shares on a continuous basis.

The Shares may be purchased from the Trust only in one or more blocks of 50,000 Shares (a block of 50,000 Shares is called a Basket). The Trust issues Shares in Baskets to certain authorized participants (“Authorized Participants”) on an ongoing basis as described in “Plan of Distribution.” Baskets will be offered continuously at the net asset value (“NAV”) for 50,000 Shares on the day that an order to create a Basket is accepted by the Trustee. The Trust will not issue fractions of a Basket.

The Shares trade on the NYSE Arca under the symbol “WITE.”

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee.

The Trust issues Shares from time to time in Baskets, as described in “Creation and Redemption of Shares.” It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the prices of the silver, platinum and palladium metal (“Bullion”) represented by each Share and the trading price of the Shares on the NYSE Arca at the time of each sale.

The date of this prospectus is December [__], 2014.

This prospectus, including the materials incorporated by reference herein, contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for silver, platinum, palladium and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, neither the Sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor’s expectations or predictions.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following quoted terms have the meanings set forth after such term:

“Allocated Account Agreement”—The agreement between the Trustee and the Custodian which establishes the Trust Allocated Account. The Allocated Account Agreement and the Unallocated Account Agreement are sometimes referred to together as the “Custody Agreements.”

“ANAV”—Adjusted NAV. See “Description of the Trust Agreement—Valuation of Bullion, Definition of Net Asset Value and Adjusted Net Asset Value” for a description of how the ANAV of the Trust is calculated. The ANAV of the Trust is used to calculate the fees of the Trustee and the Sponsor.

“Authorized Participant”—A person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into an Authorized Participant Agreement with the Trustee and the Sponsor and (4) has established an Authorized Participant Unallocated Account. Only Authorized Participants may place orders to create or redeem one or more Baskets.

“Authorized Participant Agreement”—An agreement entered into by each Authorized Participant, the Sponsor and the Trustee which provides the procedures for the creation and redemption of Baskets and for the delivery of the Bullion and any cash required for such creations and redemptions.

“Authorized Participant Unallocated Account”—An unallocated Bullion account, either loco London or loco Zurich, established with the Custodian or a Bullion clearing bank by an Authorized Participant. Each Authorized Participant’s Authorized Participant Unallocated Account will be used to facilitate the transfer of Bullion deposits and Bullion redemption distributions between the Authorized Participant and the Trust in connection with the creation and redemption of Baskets.

“Authorized Participant Unallocated Bullion Account Agreement”—The agreement between an Authorized Participant and the Custodian or a Bullion clearing bank which establishes the Authorized Participant Unallocated Account.

“Basket”—A block of 50,000 Shares is called a “Basket.”

“Book Entry System”—The Federal Reserve Treasury Book Entry System for United States and federal agency securities.

“Bullion”—Silver, platinum and palladium metals, as applicable and in their capacity as bullion metals represented by each Share.

“CEA”—Commodity Exchange Act, as amended.

“CFTC”—Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Clearing Agency”—Any clearing agency or similar system other than the Book Entry System or DTC.

“Code”—The United States Internal Revenue Code of 1986, as amended.

“Creation Basket Deposit”—The total deposit required to create a Basket. The deposit will be an amount of Bullion and cash, if any, that is in the same proportion to the total assets of the Trust (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date an order to purchase one or more Baskets is properly received as the number of Shares comprising the number of Baskets to be created in respect of the deposit bears to the total number of Shares outstanding on the date such order is properly received. The Bullion comprising a deposit is in a proportion equal to 1.0 ounce of silver, 0.01 ounces of platinum and 0.008 ounces of palladium. The total number of ounces of Bullion required for a Creation Basket Deposit will gradually decrease over time, due to the accrual of the Trust’s expenses and the sale or delivery of the Trust’s Bullion to pay the Trust’s expenses.

“Custodian” or “JPMorgan”—JPMorgan Chase Bank, N.A., a national banking association and a market maker, clearer and approved weigher under the rules of the LBMA and LPPM. JPMorgan is the custodian of the Trust’s Bullion.

“Custody Agreements”—The Allocated Account Agreement together with the Unallocated Account Agreement.

“Custody Rules”—The rules, regulations, practices and customs of the LBMA, the LPPM, The Bank of England or any applicable regulatory body which apply to Bullion made available in physical form by the Custodian.

“DTC”—The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the US Federal Reserve System and a clearing agency registered with the SEC. DTC acts as the securities depository for the Shares.

“DTC Participant”—A participant in DTC, such as a bank, broker, dealer or trust company.

“Evaluation Time”—The time at which the Trustee will evaluate the Bullion held by the Trust and determine both the NAV and the ANAV of the Trust, which is currently as promptly as practicable after 4:00 p.m., New York time, on each day other than (1) a Saturday or Sunday or (2) any day on which the NYSE Arca is not open for regular trading.

“Exchange” or “NYSE Arca”—NYSE Arca, Inc., the venue where Shares are listed and traded.

“FINRA”—The Financial Industry Regulatory Authority, Inc.

“FCA”—The Financial Conduct Authority, an independent non-governmental body which exercises statutory regulatory power under the FSM Act and which regulates the major participating members of the LBMA and the LPPM in the United Kingdom.

“FSM Act”—The Financial Services and Markets Act 2000.

 “Good Delivery”—With respect to silver, silver in bar form with a minimum fineness and purity of 99.9 percent weighing between 750 and 1,100 troy ounces. With respect to platinum or palladium, platinum or palladium in plate or ingot form with a minimum fineness and purity of 99.95 percent weighing between 32.151 and 192.904 troy ounces. One troy ounce equals 31.103 grams meeting the Good Delivery Standards.

“Good Delivery Standards”—The specifications for weight, dimensions, fineness (or purity), identifying marks and appearance for silver bars as set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA and for platinum and palladium plates and ingots as set forth in “The Good Delivery Rules for Platinum and Palladium Plates and Ingots” published by the LPPM. The Good Delivery Standards are described in “Operation of the Bullion Markets.”

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“LBMA”—The London Bullion Market Association. The LBMA is the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of silver. Further, the LBMA coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation. The major participating members of the LBMA are regulated by the FCA in the United Kingdom under the FSM Act.

“LME”—The London Metal Exchange. The LME, which is owned by Hong Kong Exchanges & Clearing Ltd., was founded in 1877 and is a leading venue for the trading of industrial metals. More than 80 percent of all non-ferrous metal futures business is transacted on LME platforms. As a recognized investment exchange, the LME is regulated by the FCA. The LME administers and supervises the determination of the LME PM Fix.

“LME PM Fix”— With respect to platinum, the afternoon session of the twice daily fix of the price of an ounce of platinum which starts at 2:00 PM London, England time and is performed by an electronic pricing system (LMEbullion) administered by the LME on behalf of the LPPFCL in London in which participating members of the LPPM directly and other market participants indirectly through participating members of the LPPM submit buying and selling orders. With respect to palladium, the afternoon session of the twice daily fix of the price of an ounce of palladium which starts at 2:00 PM London, England time and is performed by an electronic pricing system (LMEbullion) administered by the LME on behalf of the LPPFCL in London in which participating members of the LPPM directly and other market participants indirectly through participating members of the LPPM submit buying and selling orders. See “Operation of the Bullion Markets” for a description of the operation of the LME PM Fix for platinum and palladium.

“London Metal Price” means, with respect to platinum and palladium, the LME PM Fix for such metal and, with respect to silver, the London Silver Price.

“London Silver Price”—means the price for an ounce of silver set by LBMA-authorized participating bullion banks or market makers in the electronic, over-the-counter auction operated by CME Group, Inc. at approximately 12:00 noon London time, on each London business day and disseminated by Thomson Reuters. See “Operation of the Silver Bullion Market–The London Bullion Market” for a description of the operation of the London Silver Price.

“LPPFCL” — The London Platinum and Palladium Fixing Company  Limited. The LPPFCL has been delegated by the LPPM with, among other things, the responsibility to establish twice each London trading day a clearing price or “fix” for platinum and palladium bullion transactions.

“LPPM”—The London Platinum and Palladium Market. The LPPM is the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London platinum and palladium markets. In addition to coordinating market activities, the LPPM acts as the principal point of contact between the market and its regulators. A primary function of the LPPM is its involvement in the promotion of refining standards by maintenance of the “London/Zurich Good Delivery Lists,” which are the lists of LPPM accredited melters and assayers of platinum and palladium. Further, the LPPM coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation. The major participating members of the LPPM are regulated by the FCA in the United Kingdom under the FSM Act.

“Marketing Agent”—ETF Securities (US) LLC (formerly known as ETFS Marketing LLC), a Delaware limited liability company.

“NAV”—Net asset value. See “Description of the Trust Agreement—Valuation of Bullion, Definition of Net Asset Value and Adjusted Net Asset Value” for a description of how the NAV of the Trust and the NAV per Share are calculated.

“OTC”—The global Over-the-Counter market for the trading of Bullion which consists of transactions in spot, forwards, and options and other derivatives.

“Securities Act”—The Securities Act of 1933, as amended.

“Shareholders”—Owners of beneficial interests in the Shares.

 “Shares”—Units of fractional undivided beneficial interest in and ownership of the Trust which are issued by the Trust and named “ETFS Physical WM Basket Shares”

“Sponsor”—ETF Securities USA LLC, a Delaware limited liability company.

“Sponsor’s Fee”— The remuneration due to the Sponsor in exchange for which the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Trust is expected to incur.  The fee accrues daily and is payable in-kind in Bullion monthly in arrears.

“tonne”—One metric tonne which is equivalent to 1,000 kilograms or 32,150.7465 troy ounces.

“Trust”—The ETFS White Metals Basket Trust, a common law trust, formed on November 29, 2010 under New York law pursuant to the Trust Agreement.

“Trust Agreement”—The Depositary Trust Agreement between the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor, the Trustee and the Custodian.

“Trust Allocated Account”—The allocated Bullion account of the Trust established with the Custodian by the Allocated Account Agreement. The Trust Allocated Account will be used to hold the Bullion deposited with the Trust in allocated form (i.e.,  as individually identified bars of silver and plates and ingots of platinum and palladium).

“Trustee” or “BNYM”—The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers. BNYM is the trustee of the Trust.

“Trust Unallocated Account”—The unallocated Bullion account of the Trust established with the Custodian by the Unallocated Account Agreement. The Trust Unallocated Account will be used to facilitate the transfer of Bullion deposits and Bullion redemption distributions between Authorized Participants and the Trust in connection with the creation and redemption of Baskets and the sale of Bullion made by the Trustee for the Trust.

“Unallocated Account Agreement”—The agreement between the Trustee and the Custodian which establishes the Trust Unallocated Account. The Allocated Account Agreement and the Unallocated Account Agreement are sometimes referred to together as the “Custody Agreements.”

“Zurich Sub-Custodian”—The Zurich Sub-Custodian is any firm selected by the Custodian to hold the Trust’s platinum and palladium in the Trust Allocated Account in the firm’s Zurich vault premises on a segregated basis and whose appointment has been approved by the Sponsor. The Custodian will use reasonable care in selecting any Zurich Sub-Custodian. As of the date of the Custody Agreements, the Zurich Sub-Custodian that the Custodian uses is UBS AG.

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PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors” beginning on page 6, before making an investment decision about the Shares.

Trust Structure

The Trust is a common law trust, formed on November 29, 2010 under New York law pursuant to the Trust Agreement. The Trust holds Bullion and from time to time issues Baskets in exchange for deposits of Bullion and distributes Bullion in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the prices of physical silver, platinum and palladium, in the proportions held by the Trust, less the Trust’s expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective investment in Bullion. The material terms of the Trust Agreement are discussed in greater detail under the section “Description of the Trust Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and trade under the ticker symbol “WITE” on the NYSE Arca.

The Trust’s Sponsor is ETF Securities USA LLC. The Sponsor is a Delaware limited liability company formed on June 17, 2009, and is wholly-owned by ETF Securities Limited. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, ETF Securities Limited, the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the NYSE Arca. The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and expenses reimbursable under the Custody Agreements, exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal expenses. The Sponsor will also pay the costs of the Trust’s sale of the Shares, including the applicable SEC registration fees.

The Trustee is The Bank of New York Mellon. The Trustee is generally responsible for the day-to-day administration of the Trust. This includes (1) transferring the Trust’s Bullion as needed to pay the Sponsor’s  Fee in Bullion (Bullion transfers are expected to occur approximately monthly in the ordinary course), (2) calculating the NAV of the Trust and the NAV per Share, (3) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodian and The Depository Trust Company (“DTC”)  and (4) selling the Trust’s Bullion as needed to pay any extraordinary Trust expenses that are not assumed by the Sponsor. The general role, responsibilities and regulation of the Trustee are further described in “The Trustee.”

The Custodian is JPMorgan Chase Bank, N.A. The Custodian is responsible for the safekeeping of the Trust’s Bullion deposited with it by Authorized Participants in connection with the creation of Baskets. The Custodian also facilitates the transfer of Bullion in and out of the Trust through Bullion accounts it will maintain for Authorized Participants and the Trust. The Custodian is a market maker, clearer and approved weigher of silver under the rules of the London Bullion Market Association (“LBMA”) and of platinum and palladium under the rules of the London Platinum and Palladium Market (“LPPM”). The Custodian holds the Trust’s loco London allocated Bullion in its London, England vaulting premises on a segregated basis and may select one or more Zurich Sub-Custodians to hold the Trust’s loco Zurich allocated platinum and palladium on the Custodian’s behalf at any such Zurich Sub-Custodian’s Zurich, Switzerland vaulting premises on a segregated basis. The general role, responsibilities and regulation of the Custodian are further described in “The Custodian” and “Custody of the Trust’s Bullion.”

Detailed descriptions of certain specific rights and duties of the Trustee and the Custodian are set forth in “Description of the Trust Agreement” and “Description of the Custody Agreements.”

Trust Overview

The investment objective of the Trust is for the Shares to reflect the performance of the price of physical silver, platinum and palladium in the proportions held by the Trust, less the expenses of the Trust’s operations. The Shares are designed for investors who want a cost-effective and convenient way to invest in a basket of Bullion with minimal credit risk.

The Trust is one of several exchange-traded products that seek to track the price of physical precious metals (“Bullion ETPs”). Some of the distinguishing features of the Trust and its Shares include holding of physical silver, platinum and palladium bullion in the specified ratio, vaulting of Trust silver in London and the vaulting of Trust platinum and palladium in London or Zurich, the experience of the Sponsor’s management team, the use of JPMorgan Chase Bank, NA as Custodian, third-party vault inspection and the allocation of almost all of the Trust’s Bullion. See “Business of the Trust.”

Investing in the Shares does not insulate the investor from certain risks, including price volatility. See “Risk Factors.”

Principal Offices

The Trust’s office is located at 48 Wall Street, 11th Floor, New York, New York 10005. The Sponsor’s office is located at c/o ETF Securities Limited, Ordnance House, 31 Pier Road, St. Helier, Jersey JE4 8PW, Channel Islands and its telephone number is 011-44-153-482-5500.  The Trustee has a trust office at 2 Hanson Place, Brooklyn, New York 11217. The Custodian is located at 25 Bank Street, Canary Wharf, London, E14 5JP, United Kingdom.

THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust.
Use of proceeds

Proceeds received by the Trust from the issuance and sale of Baskets, including the Shares (as described on the front page of this prospectus), will consist of Bullion deposits and, possibly from time to time, cash. Pursuant to the Trust Agreement, during the life of the Trust such proceeds will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets or (3) disbursed to pay the Sponsor’s Fee or sold as needed to pay the Trust’s expenses not assumed by the Sponsor.

Exchange symbol	WITE
CUSIP	26923B 104
Creation and redemption

The Trust expects to create and redeem the Shares from time to time, but only in one or more Baskets (a Basket equals a block of 50,000 Shares). The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of Bullion and any cash represented by the Baskets being created or redeemed, the amount of which will be based on the combined NAV of the number of Shares included in the Baskets being created or redeemed. On November 29, 2010, the Trust’s formation date, the initial amount of Bullion required for deposit with the Trust to create Shares was 100,000 ounces of silver, 1,000 ounces of platinum and 800 ounces of palladium per Basket. The number of ounces of Bullion required to create a Basket or to be delivered upon the redemption of a Basket will gradually decrease over time, due to the accrual of the Trust’s expenses and the sale or delivery of the Trust’s Bullion to pay the Trust’s expenses. See “Business of the Trust—Trust Expenses.” Baskets may be created or redeemed only by Authorized Participants, who will pay a transaction fee for each order to create or redeem Baskets and may sell the Shares included in the Baskets they create to other investors. The Trust will not issue fractions of a Basket. See “Creation and Redemption of Shares” for more details.

Net Asset Value

The NAV of the Trust is the aggregate value of the Trust’s assets less its liabilities (which include estimated accrued but unpaid fees and expenses). In determining the NAV of the Trust, the Trustee will value the prices of Bullion as determined by the relevant London Metal Price. Silver held by the Trust will be valued on the basis of the daily price of an ounce of silver as set by  LBMA-authorized participating bullion banks or market makers in an electronic, over-the-counter auction conducted by CME Group, Inc. at approximately 12:00 noon London, England time, and disseminated by Thomson Reuters (London Silver Price). Platinum held by the Trust will be valued on the basis of the price of an ounce of platinum as set by the afternoon session of the twice daily fix of the price of an ounce of platinum which starts at 2:00 PM London, England time and is performed by an electronic pricing system (LMEbullion) administered by the London Metal Exchange (“LME”) on behalf of the London Platinum and Palladium Fixing Company Limited (“LPPFCL”) in London in which participating members of the LPPM directly and other market participants indirectly through participating members of the LPPM submit buying and selling orders. Palladium held by the Trust will be valued on the basis of the price of an ounce of palladium as set by the afternoon session of the twice daily fix of the price of an ounce of palladium which starts at 2:00 PM London, England time and is performed by an electronic pricing system (LMEbullion) administered by the LME on behalf of the LPPFCL in London in which participating members of the LPPM directly and other market participants indirectly through participating members of the LPPM submit buying and selling orders. See “Operation of the Bullion Markets” for a description of the operation of the LME PM Fix for platinum and palladium and the London Silver Price. The Trustee will determine the

Net Asset Value

NAV of the Trust on each day the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 p.m. New York time. If no London Metal Price is made for silver, platinum or palladium on a particular evaluation day or has not been announced by 4:00 p.m. New York time on a particular evaluation day, the next most recent London Metal Price announced for such metal or metals will be used in the determination of the NAV of the Trust, unless the Sponsor determines that such price is inappropriate to use as basis for such determination. The Trustee also determines the NAV per Share, which equals the NAV of the Trust, divided by the number of outstanding Shares.

Trust expenses

The Trust’s only ordinary recurring charge is expected to be the remuneration due to the Sponsor (“Sponsor’s Fee”). In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Trust is expected to incur. The Sponsor pays the costs of the Trust’s sale of the Shares, including the applicable SEC registration fees.

Sponsor’s Fee

The Sponsor’s Fee accrues daily and is payable in-kind in Bullion monthly in arrears. Bullion used to pay the Sponsor’s Fee shall be comprised of silver, platinum and palladium in such proportion so as to ensure that the Bullion held by the Trust following such transfer is in the same ratio of metals as the Bullion required for a Creation Basket Deposit. The Sponsor, from time to time, may waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. The Sponsor is under no obligation to continue a waiver after the end of such stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. The Trustee from time to time delivers Bullion in such quantity as may be necessary to permit payment of the Sponsor’s Fee and sells Bullion in such quantity as may be necessary to permit payment in cash of Trust expenses not assumed by the Sponsor. The Trustee will endeavor to sell Bullion at such times and in the smallest amounts required to permit such cash payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than Bullion. Accordingly, the amount of Bullion to be sold will vary from time to time depending on the level of the Trust’s expenses and the market price of silver, platinum and palladium. See “Business of the Trust—Trust Expenses.”

Each delivery or sale of Bullion by the Trust to pay the Sponsor’s Fee or other expenses shall be delivered or sold in such proportion so as to ensure that the Bullion held by the Trust following such transfer is in the same ratio of metals as the Bullion required for a Creation Basket Deposit, and such delivery or sale will be a taxable event to Shareholders. See “United States Federal Tax Consequences—Taxation of US Shareholders.”

Termination events	The Trustee will terminate and liquidate the Trust if one of the following events occurs:
	•	the Shares are delisted from the NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;
	•	Shareholders acting in respect of at least 75 percent of the outstanding Shares notify the Trustee that they elect to terminate the Trust;
	•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;
	•	the SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Trustee has actual knowledge of that determination;

•

the aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $350 million (as adjusted for inflation by reference to the US Consumer Price Index) at any time after the first anniversary after the Trust’s formation and the Trustee receives, within six months after the last trading date on which the aggregate market capitalization of the Trust was less than $350 million, notice from the Sponsor of its decision to terminate the Trust;

	•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936 and the Trustee has actual knowledge of that determination;
•

the Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

	•	60 days have elapsed since DTC ceases to act as depository with respect to the Shares and the Sponsor has not identified another depository which is willing to act in such capacity; or
•

the Trustee elects to terminate the Trust after the Sponsor is deemed conclusively to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the termination of the Trust, the Trustee will sell the Trust’s Bullion and, after paying or making provision for the Trust’s liabilities, distribute the proceeds to Shareholders surrendering Shares. See “Description of the Trust Agreement—Termination of the Trust.”

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, (3) have entered into an agreement with the Trustee and the Sponsor (“Authorized Participant Agreement”) and (4) have established an unallocated Bullion account with the Custodian or a physical Bullion clearing bank (“Authorized Participant Unallocated Account”). The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of Bullion and any cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Trustee or the Sponsor. See “Creation and Redemption of Shares” for more details.

Clearance and settlement

The Shares are evidenced by one or more global certificates that the Trustee issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Summary of Financial Condition

As of the close of business on November [__], 2014, the NAV of the Trust, which represents the value of the Bullion deposited into and held by the Trust in exchange for the Baskets, was $[_________] and the NAV per Share was $[_______].

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust’s financial statements and related notes, as reported in our most recent annual Report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated by reference herein.

The value of the Shares relates directly to the value of the Bullion held by the Trust and fluctuations in the price of silver, platinum or palladium could materially adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the performance of the price of physical silver, platinum and palladium in the proportions held by the Trust, and the value of the Shares relates directly to the value of the Bullion held by the Trust, less the Trust’s liabilities (including estimated accrued but unpaid expenses). The prices of physical silver, platinum and palladium have fluctuated widely over the past several years. Several factors may affect the price of these metals, including:

•	Investors’ expectations with respect to the rate of inflation;
•	Currency exchange rates;
•	Interest rates;
•	Investment and trading activities of hedge funds and commodity funds;
•	Global or regional political, economic or financial events and situations; and
•	Global Bullion supply and demand.

Global supply and demand for silver is influenced by general changes in economic conditions, such as a recession or other economic downturn, because of the wide use of silver in a range of industrial applications. Recycling, jewelry demand and investment demand are also important drivers of silver supply and demand. Global platinum supply is influenced by such factors as production and cost levels in major platinum-producing countries, such as South Africa, which accounted for 72  percent of the world’s platinum supply in 2012. Recycling, autocatalyst demand, industrial demand, jewelry demand and investment demand are also important drivers of platinum supply and demand.  Global palladium supply is influenced by such factors as production and cost levels in major palladium-producing countries such as South Africa and Russia. Recycling, autocatalyst demand, industrial demand, jewelry demand and investment demand are also important drivers of palladium supply and demand. Sales of existing stockpiles of palladium have been a key source of supply in the past eight years and could potentially soon be exhausted, placing a higher burden on new mine supply.

In addition, investors should be aware that there is no assurance that silver, platinum or palladium will maintain their long-term value in terms of purchasing power in the future. In the event that the price of any metal declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

The Shares may trade at a price which is at, above or below the NAV per Share and any discount or premium in the trading price relative to the NAV per Share may widen as a result of non-concurrent trading hours between the NYSE Arca and London, Zurich and Commodity Exchange, Inc., a subsidiary of New York Mercantile Exchange, Inc. (“COMEX”).

The Shares may trade at, above or below the NAV per Share. The NAV per Share fluctuates with changes in the market value of the Trust’s assets. The trading price of the Shares fluctuates in accordance with changes in the NAV per Share as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the NYSE Arca and the major Bullion markets. While the Shares trade on the NYSE Arca until 4:00 PM New York time, liquidity in the market for platinum and palladium is reduced after the close of the major world markets for platinum and palladium, including London, Zurich and the COMEX, and liquidity in the market for silver will be reduced after the close of the major world silver markets, including London and the COMEX. As a result, during this time, trading spreads and the resulting premium or discount on the Shares may widen.

A possible “short squeeze” due to a sudden increase in demand of Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing exposure to Bullion or to speculate on the price of Bullion. Speculation on the price of Bullion may involve long and short exposures. To the extent aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in Shares that are not directly correlated to the price of Bullion.

Purchasing activity in the platinum and palladium markets associated with Basket creations or selling activity following Basket redemptions may affect the prices of platinum and palladium and Share trading prices. These price changes may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring the Bullion required for deposit into the Trust in connection with the creation of Baskets may increase the market prices of platinum and palladium, which will result in higher prices for the Shares. Increases in the market prices of platinum and palladium may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market prices of platinum and palladium that may result from increased purchasing activity of platinum and palladium connected with the issuance of Baskets. If the prices of platinum and palladium decline, the trading price of the Shares will also decline.

Selling activity associated with sales of platinum and palladium withdrawn from the Trust in connection with the redemption of Baskets may decrease the market price of platinum and palladium, which will result in lower prices for the Shares. Decreases in the market price of platinum and palladium may also occur as a result of the selling activity of other market participants. If the price of platinum and palladium declines, the trading price of the Shares will also decline.

Since there is no limit on the amount of platinum and palladium that the Trust may acquire, the Trust, as it grows, may have an impact on the supply and demand of platinum and palladium that ultimately may affect the price of the Shares in a manner unrelated to other factors affecting the global markets for platinum and palladium.

The Trust Agreement places no limit on the amount of platinum and palladium the Trust may hold. Moreover, the Trust may issue an unlimited number of Shares, subject to registration requirements, and thereby acquire an unlimited amount of platinum and palladium. The global market for platinum and palladium is characterized by supply and demand constraints that are generally not present in the markets for other precious metals such as gold and silver. Between 2003 and 2013 world platinum supply averaged 6.2 million ounces and world palladium supply averaged 7.6 million ounces. In 2013, supply measured 5.8 million ounces of platinum and 6.5 million ounces of palladium. If the amount of platinum and palladium acquired by the Trust is large enough in relation to global platinum and palladium supply and demand, further in-kind creations and redemptions of Shares could have an impact on the supply and demand of platinum and palladium unrelated to other factors affecting the global markets for platinum and palladium. Such an impact could affect the prices for platinum and palladium that would directly affect the price at which Shares are traded on the Exchange or the price of future Baskets created or redeemed by the Trust.

The Shares and their value could decrease if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The London Silver Price may prove unreliable.

Effective August 15, 2014, the Trust has utilized the London Silver Price as the benchmark price for valuing silver held, received or delivered by the Trust.  Prior to August 15, 2014, the Trust utilized the London silver fix as its benchmark for valuation purposes.  The London silver fix, which London Silver Market Fixing Ltd. discontinued on August 14, 2014, was the price of an ounce of silver as set by three market members of the London Bullion Market Association at approximately 12:00 noon, London time, on each working day and was widely accepted among silver market participants.  The London Silver Price, and the mechanism for its establishment, have a limited operating history and may, among other things:

•	not behave over time like the London silver fix has historically;
•	be based on procedures and subject to regulation and oversight significantly different than those applicable to the London silver fix;
•	create a potential transitional Trust NAV or silver price tracking deviation since the last London silver fix used by the Trust may not correspond exactly to the replacement benchmark price;
•	result in delays or errors in the determination of a daily benchmark price of silver;
•	not be as widely accepted as the London silver fix; or
•	otherwise prove unreliable.

If the London Silver Price is unreliable for any reason, the price of silver and the market price for the Shares may decline or be subject to greater volatility.

The LME PM Fix may prove unreliable.

Effective December 1, 2014, the Trust has utilized the LME PM Fix as the benchmark price for valuing platinum and palladium held, received or delivered by the Trust. Prior to December 1, 2014, the Trust utilized the London afternoon platinum fix and the London afternoon palladium fix as its benchmarks for valuation purposes. The London afternoon fix for platinum and palladium was the price of an ounce of platinum or palladium as set by four fixing members of the LPPM at approximately 2:00 PM, London time, on each working day and was widely accepted among platinum and palladium market participants. As of the close of business on November 30, 2014, the LPPFCL transferred the administration of platinum and palladium price fixing mechanisms to the LME, which now results in, for the purposes of the Trust, the LME PM Fix. The LME PM Fix represents a continuation of the previous London fix for platinum and palladium. However, the LME has not operated this fixing process previously and the LME PM Fix may, among other things:

•	not behave over time like the London afternoon platinum fix and the London afternoon palladium fix have historically;
•

create a potential transitional Trust NAV or platinum or palladium price tracking deviation since the last London afternoon platinum fix or London afternoon palladium fix, as applicable, used by the Trust may not correspond exactly to the applicable LME PM Fix;

•	be based on procedures and subject to regulation and oversight significantly different than those applicable to the London afternoon platinum fix or the London afternoon palladium fix;
•	result in delays or errors in the determination of a daily benchmark price of platinum or palladium;
•	not be as widely accepted as the London afternoon platinum fix or the London afternoon palladium fix; or
•	otherwise prove unreliable.

If the LME PM Fix is unreliable for any reason, the price of platinum or palladium and the market price for the Shares may decline or be subject to greater volatility.

If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions the effect of which is to keep the price of the Shares closely linked to the prices of the underlying Bullion, by allowing the market participants to profit from divergences, may not exist and, as a result, the price of the Shares may fall.

If the processes of creation and redemption of Shares (which depend on timely transfers of Bullion to and by the Custodian) encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the prices of the underlying Bullion may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the prices of the underlying Bullion and may fall.

The liquidity of the Shares may be affected by the withdrawal from participation of one or more Authorized Participants.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on the Exchange withdraw from participation, the liquidity of the Shares will likely decrease which could adversely affect the market price of the Shares and result in your incurring a loss on your investment.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act of 1940 or the protections afforded by the Commodity Exchange Act  (“CEA”).

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies. The Trust does not and will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the CEA, and neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Shares, although the Sponsor registered as a commodity pool operator with the CFTC in 2011. Consequently, Shareholders do not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time which is disadvantageous to Shareholders, such as when Bullion prices are lower than the Bullion prices at the time when Shareholders purchased their Shares. In such a case, when the Trust’s Bullion is sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if Bullion prices were higher at the time of sale.

The lack of an active market for the Shares may result in losses on investment at the time of disposition of the Shares.

Although Shares are listed for trading on the NYSE Arca, it cannot be assumed that an active trading market for the Shares will develop or be maintained. If an investor needs to sell Shares at a time when no active market for Shares exists, such lack of an active market will most likely adversely affect the price the investor receives for the Shares (assuming the investor is able to sell them).

Shareholders do not have the rights enjoyed by investors in certain other vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and do not receive dividends).

An investment in the Shares may be adversely affected by competition from other methods of investing in Bullion.

The Trust will compete with other financial vehicles, including traditional debt and equity securities issued by companies in the silver, platinum and palladium industries and other securities backed by or linked to Bullion, direct investments in Bullion and investment vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in Bullion directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The price of Bullion may be affected by the sale of ETVs tracking the silver, platinum or palladium markets.

To the extent existing exchange traded vehicles (“ETVs”) tracking the silver, platinum or palladium markets represent a significant proportion of demand for physical Bullion, large redemptions of the securities of these ETVs could negatively affect physical Bullion prices and the price and NAV of the Shares.

Crises may motivate large-scale sales of silver, platinum or palladium which could decrease the price of such Bullion and adversely affect an investment in the Shares.

The possibility of large-scale distress sales of Bullion in times of crisis may have a short-term negative impact on the price of Bullion and adversely affect an investment in the Shares. For example, the 2008 financial credit crisis resulted in significantly depressed prices of silver, platinum and palladium largely due to forced sales and deleveraging from institutional investors. Crises in the future may impair Bullion’s price performance which would, in turn, adversely affect an investment in the Shares.

Several factors may have the effect of causing a decline in the prices of Bullion and a corresponding decline in the price of Shares. Among them:

A significant increase in Bullion hedging activity by Bullion producers. Should there be an increase in the level of hedge activity of Bullion producing companies, it could cause a decline in world Bullion prices, adversely affecting the price of the Shares.

A significant change in the attitude of speculators and investors towards Bullion. Should the speculative community take a negative view towards any Bullion metals, it could cause a decline in world prices for such Bullion metals, negatively impacting the price of the Shares.

A widening of interest rate differentials between the cost of money and the cost of Bullion could negatively affect the price of Bullion which, in turn, could negatively affect the price of the Shares.

A combination of rising money interest rates and a continuation of the current low cost of borrowing Bullion could improve the economics of selling Bullion forward. This could result in an increase in hedging by Bullion mining companies and short selling by speculative interests, which would negatively affect the price of Bullion. Under such circumstances, the price of the Shares would be similarly affected.

A continued decline in the automobile industry may have the effect of causing a decline in the prices of platinum and palladium and a corresponding decline in the price of Shares.

Autocatalysts, automobile components that use platinum and palladium, accounted for approximately 38 percent of the global demand in platinum and 67 percent of the global demand in palladium in 2012. The global automotive industry is currently experiencing declining demand and, in certain cases, solvency concerns. Reduced automotive industry sales may result in a decline in autocatalyst demand. A continued decline in the global automotive industry may impact the price of platinum and palladium and affect the price of the Shares.

The Trust’s Bullion may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s Bullion could be lost, damaged or stolen. Access to the Trust’s Bullion could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

The Trust’s lack of insurance protection and the Shareholders’ limited rights of legal recourse against the Trust, the Trustee, the Sponsor, the Custodian, the Zurich Sub-Custodians and any other sub-custodian exposes the Trust and its Shareholders to the risk of loss of the Trust’s Bullion for which no person is liable.

The Trust does not insure its Bullion. The Custodian maintains insurance with regard to its business on such terms and conditions as it considers appropriate in connection with its custodial obligations and is responsible for all costs, fees and expenses arising from the insurance policy or policies. The Trust is not a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Therefore, Shareholders cannot be assured that the Custodian maintains adequate insurance or any insurance with respect to the Bullion held by the Custodian on behalf of the Trust. In addition, the Custodian and the Trustee do not require the Zurich Sub-Custodians or any other direct or indirect sub-custodians to be insured or bonded with respect to their custodial activities or in respect of the Bullion held by them on behalf of the Trust. Further, Shareholders’ recourse against the Trust, the Trustee and the Sponsor under New York law, the Custodian, the Zurich Sub-Custodians and any other sub-custodian under English law, and any other sub-custodian under the law governing their custody operations is limited. Consequently, a loss may be suffered with respect to the Trust’s Bullion which is not covered by insurance and for which no person is liable in damages.

The Custodian’s limited liability under the Custody Agreements and English law may impair the ability of the Trust to recover losses concerning its Bullion and any recovery may be limited, even in the event of fraud, to the market value of the Bullion at the time the fraud is discovered.

The liability of the Custodian is limited under the Custody Agreements. Under the agreements between the Trustee and the Custodian which establish the Trust’s unallocated Bullion account (“Unallocated Account Agreement”) and the Trust’s allocated Bullion account (“Allocated Account Agreement”), the Custodian is only liable for losses that are the direct result of its own negligence, fraud or willful default in the performance of its duties. Any such liability is further limited, in the case of the Allocated Account Agreement, to the market value of the Bullion held in the Trust’s allocated account (“Trust Allocated Account”) at the time such negligence, fraud or willful default is discovered by the Custodian and, in the case of the Unallocated Account Agreement, to the amount of Bullion credited to the Trust’s unallocated account (“Trust Unallocated Account”) at the time such negligence, fraud or willful default is discovered by the Custodian. Under each Authorized Participant Unallocated Bullion Account Agreement (between the Custodian and an Authorized Participant), the Custodian is not contractually or otherwise liable for any losses suffered by any Authorized Participant or Shareholder that are not the direct result of its own gross negligence, fraud or willful default in the performance of its duties under such agreement, and in no event will its liability exceed the market value of the balance in the Authorized Participant Unallocated Account at the time such gross negligence, fraud or willful default is discovered by the Custodian. For any Authorized Participant Unallocated Bullion Account Agreement between an Authorized Participant and another Bullion clearing bank, the liability of the Bullion clearing bank to the Authorized Participant may be greater or lesser than the Custodian’s liability to the Authorized Participant described in the preceding sentence, depending on the terms of the agreement. In addition, the Custodian will not be liable for any delay in performance or any non-performance of any of its obligations under the Allocated Account Agreement, the Unallocated Account Agreement or the Authorized Participant Unallocated Bullion Account Agreement by reason of any cause beyond its reasonable control, including acts of God, war or terrorism. As a result, the recourse of the Trustee or the investor, under English law, is limited. Furthermore, under English common law, the Custodian, any Zurich Sub-Custodian, or any other sub-custodian will not be liable for any delay in the performance or any non-performance of its custodial obligations by reason of any cause beyond its reasonable control.

The obligations of the Custodian, any Zurich Sub-Custodian and any other sub-custodians are governed by English law, which may frustrate the Trust in attempting to seek legal redress against the Custodian, a Zurich Sub-Custodian or any other sub-custodian concerning its Bullion.

The obligations of the Custodian under the Custody Agreements are, and the Authorized Participant Unallocated Bullion Account Agreements may be, governed by English law. The Custodian will enter into arrangements with any Zurich Sub-Custodian and may enter into arrangements with any other sub-custodians for the custody or temporary holding of the Trust’s Bullion, which arrangements may also be governed by English law. The Trust is a New York common law trust. Any United States, New York or other court situated in the United States may have difficulty interpreting English law (which, insofar as it relates to custody arrangements, is largely derived from court rulings rather than statute), LBMA or LPPM rules or the customs and practices in the London custody market. It may be difficult or impossible for the Trust to sue any Zurich Sub-Custodian or any other sub-custodian in a United States, New York or other court situated in the United States. In addition, it may be difficult, time consuming and/or expensive for the Trust to enforce in a foreign court a judgment rendered by a United States, New York or other court situated in the United States.

Although the relationships between the Custodian and the Zurich Sub-Custodians concerning the Trust’s allocated Bullion are expressly governed by English law, a court hearing any legal dispute concerning their arrangements may disregard that choice of law and apply Swiss law, in which case the ability of the Trust to seek legal redress against any Zurich Sub-Custodian may be frustrated.

The obligations of the Zurich Sub-Custodians under their arrangements with the Custodian with respect to the Trust’s allocated Bullion are or will be expressly governed by English law. Nevertheless, a court in the United States, England or Switzerland may determine that English law should not apply and, instead, apply Swiss law to those arrangements. Not only might it be difficult or impossible for a United States or English court to apply Swiss law to the Zurich Sub-Custodians’ arrangements, but application of Swiss law may, among other things, alter the relative rights and obligations of the Custodian and the Zurich Sub-Custodians to the extent that a loss to the Trust’s Bullion may not have adequate or any legal redress. Further, the ability of the Trust to seek legal redress against a Zurich Sub-Custodian may be frustrated by application of Swiss law.

The Trust may not have adequate sources of recovery if its Bullion is lost, damaged, stolen or destroyed.

If the Trust’s Bullion is lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodian, the Zurich Sub-Custodians or any other sub-custodian or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

Shareholders and Authorized Participants lack the right under the Custody Agreements to assert claims directly against the Custodian, the Zurich Sub-Custodians, and any other sub-custodian.

Neither the Shareholders nor any Authorized Participant have a right under the Custody Agreements to assert a claim of the Trustee against the Custodian, any Zurich Sub-Custodian or any other sub-custodian. Claims under the Custody Agreements may only be asserted by the Trustee on behalf of the Trust.

The Custodian may be reliant on the Zurich Sub-Custodians for the safekeeping of the Trust’s platinum and palladium held in Zurich on an allocated basis. Furthermore, the Custodian has limited obligations to oversee or monitor the Zurich Sub-Custodians. As a result, failure by a Zurich Sub-Custodian to exercise due care in the safekeeping of the Trust’s platinum and palladium could result in a loss to the Trust.

While some trading occurs in London, platinum and palladium also trade on a loco Zurich basis, whereby the physical precious metal is held in vaults located in Zurich or is transferred into accounts established in Zurich. The Custodian does not have a vault in Zurich and will be reliant on one or more Zurich Sub-Custodians for the safekeeping of that portion of the Trust’s allocated platinum and palladium that is held in Zurich. Other than obligations to (1) use reasonable care in appointing a Zurich Sub-Custodian, (2) require the Zurich Sub-Custodians to segregate the platinum and palladium held by it for the Trust from any other platinum and palladium held by it for the Custodian and any other customers of the Custodian by making appropriate entries in its books and records and (3) ensure that a Zurich Sub-Custodian provides confirmation to the Trustee that it has undertaken to segregate the platinum and palladium held by it for the Trust, the Custodian is not liable for the acts or omissions of the Zurich Sub-Custodians. Other than as described above, the Custodian does not undertake to monitor the performance by the Zurich Sub-Custodians of their custody functions. The Trustee’s obligation to monitor the performance of the Custodian is limited to receiving and reviewing the reports of the Custodian. The Trustee does not monitor the performance of the Zurich Sub-Custodians or any other sub-custodian. In addition, the ability of the Trustee and the Sponsor to monitor the performance of the Custodian may be limited because, under the Custody Agreements, the Trustee and the Sponsor have only limited rights to visit the premises of the Custodian or a Zurich Sub-Custodian for the purpose of examining the Trust’s platinum or palladium and certain related records maintained by the Custodian or the Zurich Sub-Custodians.

As a result of the above, any failure by a Zurich Sub-Custodian to exercise due care in the safekeeping of the Trust’s platinum or palladium may not be detectable or controllable by the Custodian, the Sponsor or the Trustee and could result in a loss to the Trust.

Because neither the Trustee nor the Custodian oversees or monitors the activities of sub-custodians who may hold the Trust’s Bullion, failure by the sub-custodians to exercise due care in the safekeeping of the Trust’s Bullion could result in a loss to the Trust.

Under the Allocated Account Agreement, the Custodian may appoint from time to time one or more sub-custodians to hold the Trust’s Bullion on a temporary basis pending delivery to the Custodian. The sub-custodians which the Custodian currently uses are (1) in London only for all Bullion, Barclays Bank plc, The Bank of Nova Scotia–ScotiaMocatta, HSBC Bank USA, N.A. and Deutsche Bank A.G., (2) in London and Zurich for all Bullion, Union Bank of Switzerland (UBS), Brink’s Global Services Inc., (3) in London for Silver only, Via Mat International and (4) in Zurich only for platinum and palladium only, Credit Suisse, and the Custodian may use other LBMA and LPPM market-making members that provide bullion vaulting and clearing services to third parties. The Custodian will select the Zurich Sub-Custodians, and each Zurich Sub-Custodian will custody that portion of the Trust’s allocated platinum and palladium to be held in Zurich for the Custodian. The Custodian is required under the Allocated Account Agreement to use reasonable care in appointing the Zurich Sub-Custodians and any other sub-custodian, making the Custodian liable only for negligence or bad faith in the selection of such sub-custodians, and has an obligation to use commercially reasonable efforts to obtain delivery of the Trust’s Bullion from any sub-custodians appointed by the Custodian. Otherwise, the Custodian is not liable for the acts or omissions of its sub-custodians. These sub-custodians may in turn appoint further sub-custodians, but the Custodian is not responsible for the appointment of these further sub-custodians. The Custodian does not undertake to monitor the performance by sub-custodians of their custody functions or their selection of further sub-custodians. The Trustee does not monitor the performance of the Custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreements and does not undertake to monitor the performance of any sub-custodian. Furthermore, the Trustee may have no right to visit the premises of any sub-custodian for the purposes of examining the Trust’s Bullion or any records maintained by the sub-custodian, and no sub-custodian will be obligated to cooperate in any review the Trustee may wish to conduct of the facilities, procedures, records or creditworthiness of such sub-custodian. In addition, the ability of the Trustee to monitor the performance of the Custodian may be limited because under the Allocated Account Agreement and the Unallocated Account Agreement the Trustee has only limited rights to visit the premises of the Custodian for the purpose of examining the Trust’s Bullion and certain related records maintained by the Custodian.

The obligations of any sub-custodian of the Trust’s Bullion are not determined by contractual arrangements but by LBMA and LPPM rules and London or Zurich Bullion market customs and practices, which may prevent the Trust’s recovery of damages for losses on its Bullion custodied with sub-custodians.

Except for the Custodian’s arrangements with the Zurich Sub-Custodians, there are expected to be no written contractual arrangements between sub-custodians that hold the Trust’s Bullion and the Trustee or the Custodian because traditionally such arrangements are based on the LBMA’s and the LPPM’s rules and on the customs and practices of the London or Zurich Bullion markets. In the event of a legal dispute with respect to or arising from such arrangements, it may be difficult to define such customs and practices. The LBMA’s and the LPPM’s rules may be subject to change outside the control of the Trust. Under English law, neither the Trustee nor the Custodian would have a supportable breach of contract claim against a sub-custodian for losses relating to the safekeeping of Bullion. If the Trust’s Bullion is lost or damaged while in the custody of a sub-custodian, the Trust may not be able to recover damages from the Custodian or the sub-custodian. Whether a sub-custodian will be liable for the failure of sub-custodians appointed by it to exercise due care in the safekeeping of the Trust’s Bullion will depend on the facts and circumstances of the particular situation. Shareholders cannot be assured that the Trustee will be able to recover damages from sub-custodians whether appointed by the Custodian or by another sub-custodian for any losses relating to the safekeeping of Bullion by such sub-custodians.

Physical Bullion allocated to the Trust in connection with the creation of a Basket may not meet the Good Delivery Standards and, if a Basket is issued against such Bullion, the Trust may suffer a loss.

Neither the Trustee nor the Custodian independently confirms the fineness of the physical silver, platinum or palladium allocated to the Trust in connection with the creation of a Basket. The Bullion allocated to the Trust by the Custodian may be different from the reported fineness or weight required by the LBMA’s standards for silver bars or the LPPM’s standards for platinum and palladium plates and ingots delivered in settlement of a Bullion trade (“Good Delivery Standards”), the standards required by the Trust. If the Trustee nevertheless issues a Basket against such Bullion, and if the Custodian fails to satisfy its obligation to credit the Trust the amount of any deficiency, the Trust may suffer a loss.

Bullion held in the Trust’s unallocated Bullion account and any Authorized Participant’s unallocated Bullion account will not be segregated from the Custodian’s assets. If the Custodian becomes insolvent, its assets may not be adequate to satisfy a claim by the Trust or any Authorized Participant. In addition, in the event of the Custodian’s insolvency, there may be a delay and costs incurred in identifying the silver bars and platinum and palladium plates and ingots held in the Trust’s allocated Bullion account.

Bullion which is part of a deposit for a purchase order or part of a redemption distribution is held for a time in the Trust Unallocated Account and, previously or subsequently, in the Authorized Participant Unallocated Account of the purchasing or redeeming Authorized Participant. During those times, the Trust and the Authorized Participant, as the case may be, have no proprietary rights to any specific bars of silver or plates or ingots of platinum or palladium held by the Custodian and each is an unsecured creditor of the Custodian with respect to the amount of Bullion held in such unallocated accounts. In addition, if the Custodian fails to allocate the Trust’s Bullion in a timely manner, in the proper amounts or otherwise in accordance with the terms of the Unallocated Account Agreement, or if a sub-custodian fails to so segregate Bullion held by it on behalf of the Trust, unallocated Bullion will not be segregated from the Custodian’s assets, and the Trust will be an unsecured creditor of the Custodian with respect to the amount so held in the event of the insolvency of the Custodian. In the event the Custodian becomes insolvent, the Custodian’s assets might not be adequate to satisfy a claim by the Trust or the Authorized Participant for the amount of Bullion held in their respective unallocated Bullion accounts.

In the case of the insolvency of the Custodian, a liquidator may seek to freeze access to the Bullion held in all of the accounts held by the Custodian, including the Trust Allocated Account. Although the Trust would be able to claim ownership of properly allocated Bullion, the Trust could incur expenses in connection with asserting such claims, and the assertion of such a claim by the liquidator could delay creations and redemptions of Baskets.

In issuing Baskets, the Trustee relies on certain information received from the Custodian which is subject to confirmation after the Trustee has relied on the information. If such information turns out to be incorrect, Baskets may be issued in exchange for an amount of Bullion which is more or less than the amount of Bullion which is required to be deposited with the Trust.

The Custodian’s definitive records are prepared after the close of its business day. However, when issuing Baskets, the Trustee relies on information reporting the amount of Bullion credited to the Trust’s accounts which it receives from the Custodian during the business day and which is subject to correction during the preparation of the Custodian’s definitive records after the close of business. If the information relied upon by the Trustee is incorrect, the amount of Bullion actually received by the Trust may be more or less than the amount required to be deposited for the issuance of Baskets.

The sale of the Trust’s Bullion to pay expenses not assumed by the Sponsor at a time of low Bullion prices could adversely affect the value of the Shares.

The Trustee will sell Bullion held by the Trust to pay Trust expenses not assumed by the Sponsor on an as-needed basis irrespective of then-current silver, platinum and palladium prices. The Trust is not actively managed and no attempt will be made to buy or sell Bullion to protect against or to take advantage of fluctuations in the price of any Bullion metal. Consequently, the Trust’s Bullion may be sold at a time when the Bullion prices are low, resulting in a negative effect on the value of the Shares.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor or the Trustee under the Trust Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. That means the Sponsor or the Trustee may require the assets of the Trust to be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the net asset value of the Trust and the value of the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets, will consist of silver, platinum and palladium deposits. Pursuant to the Trust Agreement, during the life of the Trust such proceeds will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets or (3) disbursed to pay the Sponsor’s Fee or sold as needed to pay the Trust’s expenses not assumed by the Sponsor.

OVERVIEW OF THE BULLION INDUSTRIES

Introduction

This section provides a brief introduction to the silver, platinum and palladium industries by looking at some of the key participants, detailing the primary sources of demand and supply and, with respect to the silver industry, outlining the role of the “official” sector (i.e., central banks) in the markets.

The Silver Industry

Market Participants

The participants in the world silver market may be classified in the following sectors: the mining and producer sector, the banking sector, the official sector, the investment sector, and the manufacturing sector. A brief description of each follows.

Mining and Producer Sector.

This group includes mining companies that specialize in silver and silver production, mining companies that produce silver as a by-product of other production (such as a copper or gold producer), scrap merchants and recyclers.

Banking Sector.

Bullion banks provide a variety of services to the silver market and its participants, thereby facilitating interactions between other parties. Services provided by the bullion banking community include traditional banking products as well as mine financing, physical silver purchases and sales, hedging and risk management, inventory management for industrial users and consumers and silver leasing.

The Official Sector.

There are no official statistics published by the International Monetary Fund, Bank of International Settlements, or national banks on silver holdings by national governments. The main reason for this is that silver is generally not recognized as a reserve asset. Consequently, there are very limited silver stocks held by governments. According to GFMS Limited in World Silver Survey 2014, at the end of 2013, government held silver bullion stocks total 81 million ounces.

The Investment Sector.

This sector includes the investment and trading activities of both professional & private investors and speculators. These participants range from large hedge and mutual funds to day-traders on futures exchanges, and retail-level coin collectors.

The Manufacturing Sector.

The fabrication and manufacturing sector represents all the commercial and industrial users of silver. Industrial applications comprise the largest use of silver. The jewelry and silverware sector is the second largest, followed by the photographic industry (although the latter has been declining over the past several years as a result of the spread of digital photography).

World Silver Supply and Demand 2004-2013 (million ounces)

The following table sets forth a summary of the world silver supply and demand for the period from 2004 to 2013 and is based on information reported in the World Silver Survey 2014, the Silver Institute and GFMS Limited.

(millions of ounces)	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Supply
Mine production	614	640	643	666	683	714	751	755	792	820
Net government sales	62	66	79	43	31	16	44	12	7	8
Old silver scrap	199	203	206	203	201	200	226	259	253	192
Net producer hedging	(2)	46	(12)	(24)	(9)	(17)	50	12	(47)	(41)
Total reported supply	873	955	916	888	906	913	1,071	1,038	1,005	979

Demand
Jewelry	187	188	176	183	178	177	191	183	181	199
Coins and bars	53	52	49	51	188	88	146	213	139	246
Silverware	68	69	63	61	60	54	53	48	45	50
Industrial fabrication	609	636	644	657	651	539	644	625	588	586
Electrical and electronics	192	211	223	240	246	203	273	261	237	234
Brazing alloys and solders	49	52	54	58	61	53	61	62	60	62
Photography	179	160	142	117	100	78	69	62	54	50
Other	189	213	225	242	244	205	241	240	237	240
ETP inventory build	-	-	158	55	101	154	133	(24)	55	2
Exchange inventory build	(20)	16	(9)	22	(7)	(15)	(7)	12	62	9
Total reported demand	897	961	1,081	1,029	1,171	997	1,160	1,057	1,070	1,092

Source: GFMS Ltd, the Silver Institute and World Silver Survey 2014

The following are some of the main characteristics of the silver market illustrated by the table:

Silver supply over the period shown, including mine production, net government sales, scrap and net hedging supply averaged 954 million ounces (Moz) per year.  In 2013 total supply declined 2.6 percent to 979 Moz, marking the third consecutive year of annual total supply declines.  Mine production averaged 74 percent of total silver supply between 2004-2013 and 84 percent in 2013 as mine production reached a new record and scrap supply declined on the back of lower silver prices.

During the period shown, silver scrap was the second largest contributor to supply, averaging approximately 214 Moz per year, which averages 22 percent between 2004-2013.  In 2013, silver scrap declined to 20 percent of total supply.

The biggest source of demand for silver is in industrial applications, averaging 59 percent between 2004-2013.  Silver is among the best electrical and thermal conductor of all metals and is therefore used in many electrical applications, particularly in conductors, switches, contacts, and fuses. Silver is also used in the manufacture of batteries, which use silver alloys as the cathode. Silver, a well-known bactericide, is used in a number of applications, including water purification systems, air-handling systems, and in a wide-range of textile and plastic consumer products. Silver is also used to join metals through brazing and soldering. In the period from 2004 to 2013, industrial applications consumed an average of 618 Moz per year.

Silver is also used in the manufacturing of jewelry and silverware. These applications for silver consumed an average of 90 Moz per year over the period shown.

Silver’s role in photography has been a regular component of silver demand, although photographic use has decreased each year since 2004. Silver use in photography averaged 101 Moz per year over the period shown, but only 50 Moz in 2013. Silver is also used in the fabrication of coins and medals. Silver was once widely used in coinage, and many nations were on a silver standard until the 19th century. Today silver is in limited use for circulating coinage, and is used in bullion coins issued by national governments typically for use by investors wishing to own physical silver in small quantities and in commemorative coins. Silver’s use in coins and bars has averaged 123 Moz per year from 2004-2013, increasing 77 percent in 2013 to 246 Moz as investors reacted strongly to the price decline.

Historical Chart of the Price of Silver

The price of silver is volatile and fluctuations are expected to have a direct impact on the value of the Shares. However, movements in the price of silver in the past are not a reliable indicator of future movements. Movements may be influenced by various factors, including announcements from central banks regarding a country’s reserve silver holdings, agreements among central banks, political uncertainties around the world, and economic concerns. The following chart illustrates the movements in the price of an ounce of silver in dollars from March 2004 to March 2014 and is based on information provided by Bloomberg:

Between 2003 and 2011, the price of silver increased due to a number of factors. Among such factors are the decline in the US dollar against other currencies, a surge in investment demand in commodities as an asset class generally, strength in fabrication demand, and the low level of forward selling by mining companies. Since the global financial crisis that started in 2008, investors have increasingly been using silver as store of value to counter the effects of an increase in paper money by major reserve currency central banks. However, since 2011, when prices peaked at $48.44/oz, prices have trended downwards, albeit with multiple upwards rallies (that have often lasted several months). The rise in the value of the US dollar, sluggish industrial growth and a tame inflation environment (which has led some investors to revise their expectations of the effects of monetary expansion) are some of the drivers behind the fall in silver prices since 2011.

Platinum Group Metals

Platinum and palladium are the two best known metals of the six platinum group metals (PGMs). Platinum and palladium have the greatest economic importance and are found in the largest quantities. The other four—iridium, rhodium, ruthenium and osmium—are produced only as co-products of platinum and palladium.

PGMs are found primarily in South Africa and Russia. South Africa is the world’s leading platinum producer and the second largest palladium producer. Russia is the largest producer of palladium and most production is concentrated in the Norilsk region. All of South Africa’s production is sourced from the Bushveld Igneous Complex, which hosts the world’s largest resource of PGMs. Together, South Africa and Russia accounted for 85 percent of total platinum mining supply in 2013.

Platinum

Suppliers of Platinum

Platinum mining supply from 2004 to 2013 has averaged 6.2 million ounces. There is a 4 percent decrease in platinum supply when comparing the average five-year periods ended 2009 and 2013, at 6.0 million ounces and 5.8 million ounces, respectively.

The main supplier of platinum is South Africa, providing approximately 74 percent of total supply over the past five years. Russia is the second largest supplier of platinum; however, its share of world production has hovered at around 13 percent of total mining supply over the past ten years. Recovery of platinum from autocatalysts is the other main source of supply and provided around 34 percent of total supply in 2013.

Demand for Platinum

The biggest source of demand for platinum output over the period shown has come from the autocatalyst sector which has accounted for an approximate average of 42 percent of total gross demand. Autocatalyst demand for platinum has remained fairly stable over the past five years and accounted for 36 percent of total gross demand in 2013. Global vehicle sales grew by 5 percent in 2013, driven by a rebound in the two biggest auto markets, China and the US. While the automotive sectors in China and the US have been steadily recovering, the European market is just beginning to revive.  Increased automotive industry sales in Europe and pent-up demand may result in an increase in autocatalyst demand.  Contrarily, a renewed downturn could reduce demand impacting the price of platinum and affect the price of the Shares. After a continuous decline in demand from 2003 to 2007, jewelry sector demand stabilized and has since become an increasingly important component of demand, accounting for 35 percent of worldwide demand in 2013.

The Investment Sector

This sector includes the investment and trading activities of both professional and private investors and speculators. These participants range from large hedge and mutual funds to day-traders on futures exchanges, and retail-level coin collectors. Physically-backed investment demand, comprising coins, bars, plates, ingots, investments held in allocated accounts and exchange traded products, accounted for 10 percent of total reported gross demand in 2013,  up from 6 percent in 2012.

The Manufacturing Sector

The fabrication and manufacturing sector represents all the commercial and industrial users of platinum for which platinum is a daily part of their business. The autocatalyst and jewelry industries are the largest users of platinum.

World Platinum Supply and Demand 2004-2013

The following table sets forth a summary of the world platinum supply and demand for the period from 2004 to 2013 and is based on information reported in the Johnson Matthey, Platinum 2014 Report.

(thousands of ounces)	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Supply
South Africa	5,115	5,295	5,070	4,515	4,635	4,635	4,860	4,090	4,104	4,209
Russia	890	920	915	805	785	825	835	800	801	770
Others	635	615	615	620	605	590	790	760	762	850
Total Supply	6,640	6,830	6,600	5,940	6,025	6,050	6,485	5,650	5,667	5,829

Gross Demand
Autocatalyst	3,795	3,905	4,145	3,655	2,185	3,075	3,185	3,190	3,186	3,116
Jewelry	2,465	2,195	2,110	2,060	2,810	2,420	2,475	2,780	2,783	3,029
Industrial	1,690	1,830	1,845	1,720	1,140	1,755	1,975	1,605	1,624	1,758
Investment	15	(40)	170	555	660	655	460	455	450	871
Total Gross Demand	7,965	7,890	8,270	7,990	6,795	7,905	8,095	8,030	8,043	8,774

Recycling	(1,270)	(1,415)	(1,590)	(1,830)	(1,405)	(1,830)	(2,060)	(2,040)	(2,049)	(2,005)

Total Net Demand	6,695	6,475	6,680	6,160	5,390	6,075	6,035	5,990	5,994	6,769

Movements in Stocks	(55)	355	(80)	(220)	635	(25)	450	(340)	(327)	(940)

Source: Johnson Matthew PGM Market Report

Historical Chart of the Price of Platinum

The price of platinum is volatile and fluctuations are expected to have a direct impact on the value of the Shares. However, movements in the price of platinum in the past are not a reliable indicator of future movements. The following chart illustrates the movements in the price of an ounce of platinum in US dollars from March 2004 to March 2014 and is based on information provided by Bloomberg:

In the second half of 2008 platinum prices fell sharply (from a high of $2,276 in March to a low of $898 per ounce at the end of December) as industrial demand collapsed on the back of the global financial crisis. Prices remained weak in the first few months of 2009 as industrial activity continued to slow. As global manufacturing lead indicators (such as European, US and Asian purchasing managers, indexes) started to turn up in early 2009, platinum prices began to rise. During this period, the prices of a wide range of commodities, equities and other cyclically-oriented assets also began to rebound strongly from the lows of late 2008/early 2009. As it became clear that auto sales in the US, Europe and China were rebounding on a sustainable basis, platinum and palladium continued to rise. By the end of 2009, platinum prices had risen to $1,416 per ounce, representing a 63 percent increase from the beginning of 2009 and 64 percent of the March 2008 high. The Japanese earthquake in early 2011, coupled with the unfolding of the European crisis with Portugal being bailed out, weighed on platinum performance in the second half of 2011. Platinum prices dropped by 26 percent in the six months to December 2011, from a high of $1,840 in June to a low of $1,369 in December 2011. Continued weakness in the European auto market weighed on platinum performance since then, with prices only partially recouping from 2011 lows. In 2012, platinum prices rose on the back of supply disruptions in South Africa, which accounts for over 80 percent of world’s supply of platinum. Given the geographical concentration of platinum supply, issues such as government intervention, geopolitical instability, unreliable infrastructure and social tensions in South Africa have the potential to substantially disrupt production for prolonged amounts of time, in turn significantly impacting prices. A strike at one of South Africa’s biggest platinum mines caused the price of platinum to rise from $1,387 to $1,709 per ounce in August 2012. At the beginning of 2013, Anglo American Platinum, the world’s biggest producer of the metal, announced its intention to close four mine shafts and its consideration of selling another mine complex as part of a radical overhaul of its South African operations. This statement prompted a strong reaction on platinum prices, which rose from $1,656 to $1,736 per ounce in the days following the announcement, on fears of a further tightening in platinum supply.  Since then platinum prices have moved lower, returning to levels seen at the end of 2011, belying the increasingly tight underlying market

Palladium

Suppliers of Palladium

Palladium mining supply from 2004 to 2013 has averaged 7.6 million ounces with the majority of production from Russia. There was a 15 percent decrease in palladium supply when comparing the average five-year periods ended 2008 and 2013, at 8.2 million ounces and 7.0 million ounces, respectively. Supply from Russia, on average, accounted for approximately 50 percent of total mining supply over that period.

As the main global supplier of palladium, Russia provided 41 percent of total mining supply in 2013.  Virtually all of Russia’s total was supplied through newly mined palladium. At least since 2005 (when Johnson Matthey started to estimate this particular source of demand), the Russian government has been selling its stockpiled palladium. At its peak, the sales of Russian stocks contributed to 17 percent of total mining supply in 2007. Such sales have dwindled down to 2 percent of total mining supply, indicating a reduction in remaining stocks left to sell. South Africa is the second largest source of supply, accounting for 37 percent of total supply in 2013. North America contributes approximately 14 percent to mining supply while the recovery of palladium from autocatalysts has increased more than three-fold over the past ten years to account for 39 percent of supply in 2013.

Demand for Palladium

The biggest source of demand for palladium output over the period shown has come from the automotive industry which has accounted for an approximate average of 59 percent of all demand from 2004 to 2013.  In contribution terms (not absolute terms) autocatalyst demand for the last three years (2011-13) has averaged 70 percent.

Autocatalysts are the largest component of palladium demand, comprising 73 percent of total demand as at the end of 2013. Industrial demand (electronics, dentistry, and chemical) had fallen to a low of 23 percent of total demand in 2013 from 34 percent in 2006. Jewelry demand for palladium, which accounted for 4 percent of demand in 2013 fell from a peak of 18 percent of demand in 2005.

The Investment Sector

This sector includes the investment and trading activities of both professional and private investors and speculators. These participants range from large hedge and mutual funds to day-traders on futures exchanges, and retail-level coin collectors. Physically-backed investment demand, comprising coins, bars, plates, ingots and investments held in allocated accounts and exchange traded products, accounted for 1 percent of demand in 2013. Physically-backed investment demand had reached a high of 1,095 thousand ounces in 2010 (11 percent of demand in that year), but in 2011 this segment supplied 565 thousand ounces (representing over 7 percent of supply in that year).

The Manufacturing Sector

The fabrication and manufacturing sector represents all the commercial and industrial users of palladium for whom palladium is a daily part of their business. The autocatalyst and jewelry industries are the largest users of palladium.

World Palladium Supply and Demand 2004-2013

The following table sets forth a summary of the world palladium supply and demand for the period from 2004 to 2013 and is based on information reported in the Johnson Matthey, Platinum 2014.

(thousands of ounces)	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Supply
South Africa	2,480	2,605	2,775	2,765	2,430	2,370	2,640	2,560	2,344	2,436
Russia	4,800	4,620	3,920	4,540	3,660	3,635	3,720	3,480	2,887	2,650
Others	1,300	1,180	1,255	1,275	1,220	1,095	995	1,320	1,328	1,446
Total Supply	8,580	8,405	7,950	8,580	7,310	7,100	7,355	7,360	6,559	6,532

Gross Demamd
Autocatalyst	3,790	3,865	4,015	4,545	4,465	4,050	5,580	6,155	6,667	6,908
Jewelry	930	1,490	1,140	950	985	775	595	505	441	357
Industrial	2,170	2,770	2,640	2,640	2,420	2,400	2,465	2,465	2,318	2,181
Investment	200	220	50	260	420	625	1,095	(565)	467	(8)
Total Gross Demand	7,090	8,345	7,845	8,395	8,290	7,850	9,735	8,560	9,893	9,438

Recycling	(530)	(990)	(1,230)	(1,565)	(1,615)	(1,430)	(1,850)	(2,385)	(2,321)	(2,535)

Total Net Demand	6,560	7,355	6,615	6,830	6,675	6,420	7,885	6,175	7,572	6,903

Movements in stocks	2,020	1,050	1,335	1,750	635	680	(530)	1,185	(1,013)	(371)

Source: Johnson Matthew PGM Market Report

Historical Chart of the Price of Palladium

The price of palladium is volatile and fluctuations are expected to have a direct impact on the value of the Shares. However, movements in the price of palladium in the past are not a reliable indicator of future movements. The following chart illustrates the movements in the price of an ounce of palladium in US dollars from March 2004 to March 2014 and is based on information provided by Bloomberg:

Palladium prices fell sharply during the first phase of the global financial crisis, when prices dropped from $579/oz in February 2008 to $173/oz in October 2008. Price then rallied almost five-fold until February 2011 to $841/oz, in line with other precious metals that gained favour as investors sought to diversify their assets away from paper currencies that they felt were being debased. Adding to demand for palladium, a number of European countries had car scrappage programs, as part of their expenditure programs to counter the recession and to encourage people to replace their old vehicles with newer more environmentally-friendly ones.  Demand for palladium which is used in diesel autocatalysts saw a lift from the temporary rise in European car sales. The rise in Chinese demand for cars and autocatalysts has also provided support for palladium demand. Palladium prices have tempered since 2011, but concerns over supply shortages due to labour problems at mines in South Africa and dwindling Russian stocks have led prices to trend higher since mid-2012.

OPERATION OF THE BULLION MARKETS

The global trade in Bullion consists of Over-the-Counter (“OTC”) transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options.

Global Over-The-Counter Market

The OTC market trades on a 24-hour per day continuous basis and accounts for most global Bullion trading.

Market makers, as well as others in the OTC market, trade with each other and with their clients on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction.

For silver, market makers include the market-making members of the LBMA, the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market. The thirteen market-making members of the LBMA are: Barclays Bank plc, Citibank, N.A., Credit Suisse,  Deutsche Bank AG, HSBC Bank USA, N.A. (through its London branch), Goldman Sachs International, JPMorgan Chase Bank, The Bank of Nova Scotia-ScotiaMocatta, Société Générale, Merrill Lynch International Bank Limited, Mitsui & Co Precious Metals Inc.,  Morgan Stanley & Co. International plc and UBS AG.

For platinum and palladium, market makers include the market-making members of the LPPM, the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the LPPM. Initially, ten market-making members of the LPPM are participating in the electronic LME PM Fix process administered by the LME.

The OTC market provides a relatively flexible market in terms of quotes, price, size, destinations for delivery and other factors. Bullion dealers customize transactions to meet clients’ requirements. The OTC market has no formal structure and no open-outcry meeting place.

The main centers of the OTC market are London and New York for silver and London, New York, Hong Kong and Zurich for platinum and palladium. Mining companies, central banks, manufacturers of jewelry and industrial products, together with investors and speculators, tend to transact their business through one of these market centers. Centers such as Dubai and several cities in the Far East also transact substantial OTC market business, typically involving jewelry and bars of silver and small plates or ingots of platinum or palladium (1 kilogram or less) and will hedge their exposure by selling into one of these main OTC centers. Precious metals dealers have offices around the world and most of the world’s major bullion dealers are either members or associate members of the LBMA and/or the LPPM.

Of the thirteen market-making members of the LBMA, six offer clearing services for silver. Platinum and palladium are cleared loco Zurich by UBS AG and Credit Suisse AG. As of the date of this prospectus, the six LBMA members offer loco London clearing services for platinum and palladium as well. In addition to the thirteen market-making members there are a further 65 full members, plus a number of associate members around the world.  The number of LBMA market-making, clearing and full members reported in this prospectus are as of the date of this prospectus. These numbers may change from time to time as new members are added and existing members drop out.

In the OTC market for silver, the standard size of trades between market makers is 100,000 ounces.

In the OTC market for platinum and palladium, the standard size of trades between market makers is 1,000 ounces.

Liquidity in the OTC market can vary from time to time during the course of the 24-hour trading day. Fluctuations in liquidity are reflected in adjustments to dealing spreads—the differential between a dealer’s  “buy” and “sell” prices. The period of greatest liquidity in the Bullion markets generally occurs at the time of day when trading in the European time zones overlaps with trading in the United States, which is when OTC market trading in London, New York, Zurich and other centers coincides with futures and options trading on the COMEX. This period lasts for approximately four hours each New York business day morning.

The Silver Market

The London Silver Bullion Market

Although the market for physical silver is distributed globally, most OTC market trades are cleared through London. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the “London Good Delivery Lists,” which are the lists of LBMA accredited melters and assayers of silver. The LBMA also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

The term “loco London” silver refers to silver physically held in London that meets the specifications for weight, dimensions, fineness (or purity), identifying marks (including the assay stamp of a LBMA acceptable refiner) and appearance set forth in “The Good Delivery Rules for Gold and Silver Bars” published by the LBMA. Silver bars meeting these requirements are described in this prospectus from time to time as “Good Delivery bars.” The unit of trade in London is the troy ounce, whose conversion between grams is: 1,000 grams equals 32.1507465 troy ounces and 1 troy ounce equals 31.1034768 grams. A Good Delivery bar is acceptable for delivery in settlement of a transaction on the OTC market. A Good Delivery bar must contain between 750 ounces and 1,100 ounces of silver with a minimum fineness (or purity) of 999.0 parts per 1,000. A Good Delivery bar must also bear the stamp of one of the refiners who are on the LBMA-approved list. Unless otherwise specified, the silver spot price always refers to that of a Good Delivery bar. Business is generally conducted over the phone and through electronic dealing systems.

Since August 15, 2014, CME Group, Inc. (“CME Group”) conducts an “equilibrium auction” once daily during London trading hours among LBMA-authorized participating silver bullion banks or market makers (“silver participants”) that establishes a reference silver price for that day’s trading, often referred to as the “London Silver Price” (RIC Code: “LDNXAG”). Many long-term contracts will be priced on the basis of the London Silver Price, and market participants will usually refer to this price when looking for a basis for valuations. The London Silver Price, determined according to the methodologies of CME Group and disseminated by Thompson Reuters, is the silver valuation replacement selected by the LBMA for the London silver fix previously determined by the London Silver Market Fixing Ltd. that was discontinued on August 14, 2014.   The London Silver Price has become a widely used benchmark for daily silver prices and is quoted by various financial information sources as the London silver fix was previously.

CME Group has established an electronic, over-the-counter, auction market for silver participants that determines the London Silver Price over one or more auction rounds that begin at 12:00 noon London time each London business day. The London Silver Price is the result of an “equilibrium auction” because it establishes a price for a troy ounce of silver good delivery bars that will clear the maximum amount of bids and offers for silver entered by order-submitting silver participants each day. There are six silver participants who are authorized to submit orders on the CME Group electronic system: HSBC Bank USA, N.A. (through its London branch), JPMorgan Chase Bank, The Bank of Nova Scotia-ScotiaMocatta, the Toronto Dominion Bank, Mitsui & Co Precious Metals Inc. and UBS AG.  As the CME Group electronic silver auction market develops, CME Group expects to admit additional silver participants to the order submission process.  Once the London Silver Price, which is calculated in US dollars, is established, Thompson Reuters disseminates that day’s London Silver Price to the markets and other market data providers such as Bloomberg via the Thompson Reuters Eikon and Elektron systems.

The CME Group auction process begins with a notice of an auction round issued to silver participants before the commencement of the auction round stating a silver price in US dollars at which the auction round will be conducted. An auction round lasts 30 seconds. Silver participants electronically place bid and offer orders at the round’s stated price and indicate whether the orders are for their own account or for the account of clients. All auction round order information other than the identity of those placing orders is displayed electronically in real time for all silver participants. The CME Group system administrator will observe all auction round bid and offer order information, including the identity of those submitting orders. As long as the auction is open, silver participants may alter, change or withdraw their orders.

At the end of the auction round, the CME Group system evaluates the equilibrium of the bid and offer orders submitted. If bid and offer orders indicate an imbalance outside of acceptable tolerances established for the CME Group system (e.g., too many purchase orders submitted compared to sell orders or vice versa), a CME Group system algorithm calculates a new auction round price principally based on the volume weighting of bid and offer orders submitted in the immediately completed auction round. For instance, if the order imbalance indicates that purchase orders (bids) outweigh sales orders (offers) then the new auction round price will be increased over that used in the prior auction round. Likewise, the new auction round price will be decreased from the prior round’s price if offers outweigh bids. To clear the imbalance, the CME Group system then issues another notice of auction round to silver participants at the newly calculated price. During this next 30 second auction round, silver participants again submit orders, and after it ends, the CME Group system evaluates for order imbalances. If order imbalances persist, an new auction price is calculated and a further auction round will occur. This auction round process continues until an equilibrium within specified tolerances is determined to exist. Once the CME Group system determines that orders are in equilibrium within system tolerances, the auction process ends and the equilibrium auction round price becomes the London Silver Price.

The London Silver Price and all bid and offer order information for all auction rounds become publicly available electronically via Thompson Reuters instantly after the conclusion of the equilibrium auction. The CME Group system also simultaneously matches bid and offer orders from the equilibrium auction for bilateral settlement among the silver participants. Orders reflecting any imbalance between bids and offers that are within the CME Group system tolerances are then allocated to the first tier participants for settlement.

The London Silver Price is widely expected to be viewed as a full and fair representation of all market interest at the conclusion of the equilibrium auction. The CME Group’s London Silver Price electronic auction methodology is similar to the non-electronic process previously used to establish the London silver fix where the London silver fix process adjusted the silver price up or down until all the buy and sell orders are matched, at which time the price was declared fixed. Nevertheless, the London Silver Price has several advantages over the previous London silver fix. The London Silver Price auction process is fully transparent in real time to the silver participants and, at the close of each equilibrium auction, to the general public. The London Silver Price auction process is also fully auditable by third parties since an audit trail exists from the time of each notice of an auction round. Moreover, the London Silver Price’s audit trail and active, real time surveillance of the auction process by the CME Group system administrator combined with silver participants’ agreement to abide by CME Group silver market rules and Thompson Reuters code of conduct add deterrents against manipulative and abusive conduct in establishing each day’s London Silver Price

With effect from August 15, 2014, the Sponsor determined that the London silver fix, which ceased to be published as of that date, would be an inappropriate basis for valuing silver bullion received upon purchase of the Trust’s Shares, delivered upon redemption of the Trust’s Shares and otherwise held by the Trust on a daily basis, and that the London Silver Price is an appropriate alternative for determining the value of the Trust’s silver each trading day.  The Sponsor also determined that the London Silver Price will fairly represent the commercial value of silver bullion held by the Trust and that the “Benchmark Price” (as defined in Trust Agreement) as of any day will be the London Silver Price for such day.

Futures Exchanges

The most significant silver futures exchanges are the COMEX and the Tokyo Commodity Exchange (“TOCOM”). Future exchanges seek to provide a neutral, regulated marketplace for the trading of derivatives contracts for commodities. Future contracts are defined by the exchange for each commodity. For each commodity traded, this contract specifies the precise quality and quantity standards. The contract’s terms and conditions also define the location and timing of physical delivery.

An exchange does not buy or sell those contracts, but seeks to offer a transparent forum where members, on their own behalf or on the behalf of customers, can trade the contracts in a safe, efficient and orderly manner. During regular trading hours at the COMEX, the commodity contracts are traded through open outcry; a verbal auction in which all bids, offers and trades must be publicly announced to all members. Electronic trading is offered by the exchange after regular market hours. Except for brief breaks to switch between open outcry and electronic trading in the evening and the morning, silver futures trade almost 24 hours a day, five business days a week.

In addition to the public nature of the pricing, futures exchanges in the United States are regulated at two levels: internal and external governmental supervision. The internal is performed through self-regulation and consists of regular monitoring of the following: the open-outcry process to insure that it is conducted in conformance with all exchange rules; the financial condition of all exchange member firms to insure that they continuously meet financial commitments; and the positions of commercial and non-commercial customers to insure that physical delivery and other commercial commitments can be met, and that pricing is not being improperly affected by the size of any particular customer positions. External governmental oversight is performed by the CFTC, which reviews all the rules and regulations of United States futures exchanges and monitors their enforcement.

The Platinum Market

The Zurich and London Platinum Bullion Market

Although the market for physical platinum is distributed globally, most platinum is stored and most OTC market trades are cleared through Zurich. As of September 1, 2009, London also serves as a center for the clearing of OTC trades in platinum. In addition to coordinating market activities, the LPPM acts as the principal point of contact between the market and its regulators. A primary function of the LPPM is its involvement in the promotion of refining standards by maintenance of the “London/Zurich Good Delivery Lists,” which are the lists of LPPM accredited melters and assayers of platinum. The LPPM also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

Platinum is traded generally on a loco Zurich basis, meaning the precious metal is physically held in vaults in Zurich or is transferred into accounts established in Zurich. As of September 1, 2009, platinum began trading on a loco London basis as well, meaning the precious metal is physically held in vaults in London or is transferred into accounts established in London. The basis for settlement and delivery of a loco Zurich spot trade is payment (generally in US dollars) two business days after the trade date against delivery. Delivery of the platinum can either be by physical delivery or through the clearing systems to an unallocated account.

The unit of trade in London and Zurich is the troy ounce, whose conversion between grams is: 1,000 grams is equivalent to 32.1507465 troy ounces, and one troy ounce is equivalent to 31.1034768 grams. A good delivery Platinum plate or ingot is acceptable for delivery in settlement of a transaction on the OTC market  (a  “Good Delivery Plate or Ingot”).  A Good Delivery plate or ingot must contain between 32 and 192 troy ounces of platinum with a minimum fineness (or purity) of 999.5 parts per 1,000 (99.95 percent), be of good appearance, and be easy to handle and stack. The platinum content of a platinum Good Delivery Plate or Ingot is calculated by multiplying the gross weight (expressed in units of 0.025 troy ounces) by the fineness of the plate or ingot. A Good Delivery Plate or Ingot must also bear the stamp of one of the melters and assayers who are on the LPPM approved list. Unless otherwise specified, the platinum spot price always refers to that of Good Delivery Standards set by the LPPM. Business is generally conducted over the phone and through electronic dealing systems.

On December 1, 2014, the LME began administering the operation of electronic platinum bullion price fixing systems (LMEbullion) that replicate electronically the previous manual London platinum fix processes employed by the LPPFCL as well as providing electronic market clearing processes for platinum bullion transactions at the fixed prices established by the LME pricing mechanism. The LME’s electronic price fixing processes, like the previous London platinum fix processes, will establish and publish fixed prices for troy ounces of platinum twice each London trading day during fixing sessions beginning at 9:45 a.m. London time (the LME AM Fix) and 2:00 p.m. London time (the LME PM Fix). In addition to utilizing the same London platinum fix standards and methods, the LME will also supervise the platinum electronic price fixing processes through its market operations, compliance, internal audit and third-party complaint handling capabilities in order to support the integrity of the LME PM Fix. The LME, in administering LMEbullion, uses a pricing methodology that meets the administrative and regulatory needs of platinum market participants, including the International Organization of Securities Commissions’ (IOSCO) Principles for Financial Benchmarks.

Daily during London trading hours the LME AM Fix and the LME PM Fix each provide reference platinum prices for that day’s trading. Many long-term contracts will be priced on the basis of either the LME AM Fix or the LME PM Fix, and market participants will usually refer to one or the other of these prices when looking for a basis for valuations. The LME AM Fix and the LME PM Fix are widely expected to be viewed as a full and fair representation of all market interest at the conclusion of the electronic price fixing process.  The Trust values its platinum on the basis of the LME PM Fix.

The LME PM Fix results from an electronic platinum bullion price fixing system administered by the LME (known as LMEbullion).   Formal participation in the LME PM Fix is limited to participating LPPM members, each of which is a bullion dealer. Initially, ten LPPM members participated in establishing the LME PM Fix. Any other market participant wishing to participate in the trading on the LME PM Fix is required to do so through one of the participating LPPM members.

Orders are placed either with one of the participating LPPM members or with another precious metals dealer who will then be in contact with a participating LPPM member during the fixing. The fixing members net-off all orders when communicating their net interest at the fixing. The fix begins with the LMEbullion system suggesting a “trying price,” reflecting the market price prevailing at the opening of the fix. This is relayed by the fixing members to their dealing rooms which have direct communication with all interested parties. Any market participant may enter the fixing process at any time, or adjust or withdraw his order. The platinum price is adjusted up or down until all the buy and sell orders are electronically matched, at which time the price is declared fixed. All fixing orders are transacted on the basis of this fixed price, which is instantly relayed to the market through various media.

The LPPFCL and the LME have asserted that the LME’s electronic price fixing processes are similar to the non-electronic processes previously used to establish the applicable London platinum fix where the London platinum fix process adjusted the platinum price up or down until all the buy and sell orders entered by the participating LPPM members are matched, at which time the price was declared fixed. Nevertheless, the LME PM Fix has several advantages over the previous London platinum fix. The LME’s electronic price fixing processes are fully transparent.  The LME asserts that its electronic price fixing processes also will be fully auditable by third parties since an audit trail exists from the beginning of each fixing session. The LME also asserts that the market operation, compliance, internal audit and third-party complaint handling capabilities of the LME will support the integrity of the LME PM Fix.

Commencing December 1, 2014, the Sponsor determined that that the London platinum fix, which has been revised based on the new LME method and is now known as the LME PM Fix, will be an appropriate basis for valuing platinum bullion received upon purchase of the Trust’s Shares, delivered upon redemption of the Trust’s Shares and for determining the value of the Trust’s platinum bullion each trading day.  The Sponsor also has determined that the LME PM Fix will fairly represent the commercial value of platinum bullion held by the Trust and, effective 60 days after the delivery of notice of such determination to DTC, the registered owner of the Trust’s Shares, the “Benchmark Price” (as defined in the Trust Agreement) as of any day will be the LME PM Fix for such day.

Futures Exchanges

The most significant platinum futures exchanges are the COMEX and the TOCOM. The COMEX is the largest exchange in the world for trading precious metals futures and options and launched Platinum futures in 1956, followed with options in 1990. The TOCOM has been trading platinum since 1984. Trading on these exchanges is based on fixed delivery dates and transaction sizes for the futures and options contracts traded. Trading costs are negotiable. As a matter of practice, only a small percentage of the futures market turnover ever comes to physical delivery of the platinum represented by the contracts traded. Both exchanges permit trading on margin. Margin trading can add to the speculative risk involved given the potential for margin calls if the price moves against the contract holder. The COMEX operates through a central clearance system. On June 6, 2003, the TOCOM adopted a similar clearance system. In each case, the exchange acts as a counterparty for each member for clearing purposes.

The Palladium Market

The Zurich and London Palladium Bullion Markets

Although the market for physical palladium is distributed globally, most palladium is stored and most OTC market trades are cleared through Zurich. As of September 1, 2009, London also serves as a center for the clearing of OTC trades in palladium. In addition to coordinating market activities, the LPPM acts as the principal point of contact between the market and its regulators. A primary function of the LPPM is its involvement in the promotion of refining standards by maintenance of the “London/Zurich Good Delivery Lists,” which are the lists of LPPM accredited melters and assayers of palladium. The LPPM also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

Palladium is traded generally on a loco Zurich basis, meaning the precious metal is physically held in vaults in Zurich or is transferred into accounts established in Zurich. As of September 1, 2009, palladium began trading on a loco London basis as well,  meaning the precious metal is physically held in vaults in London or is transferred into accounts established in London. The basis for settlement and delivery of a loco Zurich spot trade is payment (generally in US dollars) two business days after the trade date against delivery. Delivery of the palladium can either be by physical delivery or through the clearing systems to an unallocated account.

The unit of trade in London and Zurich is the troy ounce, whose conversion between grams is: 1,000 grams equals 32.1507465 troy ounces, and one troy ounce equals 31.1034768 grams. A good delivery palladium plate or ingot on the LPPM-approved list is acceptable for delivery in settlement of a transaction on the OTC market (“a  “Good Delivery Plate or Ingot”).  A Good Delivery  Plate or Ingot must contain between 32 and 192 troy ounces of palladium with a minimum fineness (or purity) of 999.5 parts per 1,000 (99.95 percent), be of good appearance, and be easy to handle and stack. The palladium content of a palladium Good Delivery Plate or Ingot is calculated by multiplying the gross weight (expressed in units of 0.025 troy ounces) by the fineness of the plate or ingot. A Good Delivery Plate or Ingot must also bear the stamp of one of the melters and assayers who are on the LPPM approved list. Unless otherwise specified, the palladium spot price always refers to that of Good Delivery Standards set by the LPPM. Business is generally conducted over the phone and through electronic dealing systems.

On December 1, 2014, the LME began administering the operation of electronic palladium bullion price fixing systems (LMEbullion) that replicate electronically the previous manual London palladium fix processes employed by the LPPFCL as well as providing electronic market clearing processes for palladium bullion transactions at the fixed prices established by the LME pricing mechanism. The LME’s electronic price fixing processes, like the previous London palladium fix processes, will establish and publish fixed prices for troy ounces of palladium twice each London trading day during fixing sessions beginning at 9:45 a.m. London time (the LME AM Fix) and 2:00 p.m. London time (the LME PM Fix). In addition to utilizing the same London palladium fix standards and methods, the LME will also supervise the palladium electronic price fixing processes through its market operations, compliance, internal audit and third-party complaint handling capabilities in order to support the integrity of the LME PM Fix. The LME, in administering LMEbullion, uses a pricing methodology that meets the administrative and regulatory needs of palladium market participants, including the International Organization of Securities Commissions’ (IOSCO) Principles for Financial Benchmarks.

Daily during London trading hours the LME AM Fix and the LME PM Fix each provide reference palladium prices for that day’s trading. Many long-term contracts will be priced on the basis of either the LME AM Fix or the LME PM Fix, and market participants will usually refer to one or the other of these prices when looking for a basis for valuations. The LME AM Fix and the LME PM Fix are widely expected to be viewed as a full and fair representation of all market interest at the conclusion of the electronic price fixing process.  The Trust values its palladium on the basis of the LME PM Fix.

The LME PM Fix results from an electronic palladium bullion price fixing system administered by the LME (known as LMEbullion).  Formal participation in the LME PM Fix is limited to participating LPPM members, each of which is a bullion dealer. Initially, ten LPPM members participated in establishing the LME PM Fix. Any other market participant wishing to participate in the trading on the LME PM Fix is required to do so through one of the participating LPPM members.

Orders are placed either with one of the participating LPPM members or with another precious metals dealer who will then be in contact with a participating LPPM member during the fixing. The fixing members net-off all orders when communicating their net interest at the fixing. The fix begins with the LMEbullion system suggesting a “trying price,” reflecting the market price prevailing at the opening of the fix. This is relayed by the fixing members to their dealing rooms which have direct communication with all interested parties. Any market participant may enter the fixing process at any time, or adjust or withdraw his order. The palladium price is adjusted up or down until all the buy and sell orders are electronically matched, at which time the price is declared fixed. All fixing orders are transacted on the basis of this fixed price, which is instantly relayed to the market through various media.

The LPPFCL and the LME have asserted that the LME’s  electronic price fixing processes are similar to the non-electronic processes previously used to establish the applicable London palladium fix where the London palladium fix process adjusted the palladium price up or down until all the buy and sell orders entered by the participating LPPM members are matched, at which time the price was declared fixed. Nevertheless, the LME PM Fix has several advantages over the previous London palladium fix. The LME’s electronic price fixing processes are fully transparent.  The LME asserts that its electronic price fixing processes also will be fully auditable by third parties since an audit trail exists from the beginning of each fixing session. The LME also asserts that the market operation, compliance, internal audit and third-party complaint handling capabilities of the LME will support the integrity of the LME PM Fix.

Commencing December 1, 2014, the Sponsor determined that that the London palladium fix, which has been revised based on the new LME method and is now known as the LME PM Fix, will be an appropriate basis for valuing palladium bullion received upon purchase of the Trust’s Shares, delivered upon redemption of the Trust’s Shares and for determining the value of the Trust’s palladium bullion each trading day.  The Sponsor has also determined that the LME PM Fix will fairly represent the commercial value of palladium bullion held by the Trust and, effective 60 days after the delivery of notice of such determination to DTC, the registered owner of the Trust’s Shares, the “Benchmark Price” (as defined in the Trust Agreement) as of any day will be the LME PM Fix for such day.

Futures Exchanges

The most significant palladium futures exchanges are the COMEX and the TOCOM. The COMEX is the largest exchange in the world for trading precious metals futures and options and launched palladium futures in 1968, followed by options in 2010. The TOCOM has been trading palladium since 1992. Trading on these exchanges is based on fixed delivery dates and transaction sizes for the futures and options contracts traded. Trading costs are negotiable. As a matter of practice, only a small percentage of the futures market turnover ever comes to physical delivery of the palladium represented by the contracts traded. Both exchanges permit trading on margin. Margin trading can add to the speculative risk involved given the potential for margin calls if the price moves against the contract holder. The COMEX operates through a central clearance system. On June 6, 2003, the TOCOM adopted a similar clearance system. In each case, the exchange acts as a counterparty for each member for clearing purposes.

Market Regulation

The global silver, platinum and palladium markets are overseen and regulated by both governmental and self-regulatory organizations. In addition, certain trade associations have established rules and protocols for market practices and participants. In the United Kingdom, responsibility for the regulation of the financial market participants, including the major participating members of the LBMA and the LPPM, falls under the authority of the Financial Conduct Authority (“FCA”) as provided by the Financial Services and Markets Act 2000 (“FSM Act”). Under this act, all UK-based banks, together with other investment firms, are subject to a range of requirements, including fitness and properness, capital adequacy, liquidity, and systems and controls.

The FCA is responsible for regulating investment products, including derivatives, and those who deal in investment products. Regulation of spot, commercial forwards, and deposits of Bullion not covered by the FSM Act is provided for by The London Code of Conduct for Non-Investment Products, which was established by market participants in conjunction with the Bank of England.

The TOCOM has authority to perform financial and operational surveillance on its members’ trading activities, scrutinize positions held by members and large-scale customers, and monitor the price movements of futures markets by comparing them with cash and other derivative markets’ prices. To act as a Futures Commission Merchant Broker, a broker must obtain a license from Japan’s Ministry of Economy, Trade and Industry (“METI”), the regulatory authority that oversees the operations of the TOCOM.

Not A Regulated Commodity Pool

The Trust does not trade in silver, platinum or palladium futures contracts on the COMEX or on any other futures exchange. The Trust takes delivery of physical Bullion that complies with the LBMA silver delivery rules and the LPPM platinum and palladium delivery rules as applicable. Because the Trust does not trade in Bullion futures contracts on any futures exchange, the Trust with not be regulated by the CFTC under the Commodity Exchange Act as a “commodity pool,” and is not operated by a CFTC-regulated commodity pool operator. Investors in the Trust do not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust do not benefit from the protections afforded to investors in Bullion futures contracts on regulated futures exchanges.

BUSINESS OF THE TRUST

The activities of the Trust are limited to (1) issuing Baskets in exchange for the Bullion deposited with the Custodian as consideration, (2) delivering Bullion as necessary to cover the Sponsor’s Fee and selling Bullion as necessary to pay Trust expenses not assumed by the Sponsor and other liabilities and (3) delivering Bullion in exchange for Baskets surrendered for redemption. The Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of silver, platinum and palladium.

Trust Objective

The investment objective of the Trust is for the Shares to reflect the performance of the prices of physical silver, platinum and palladium in the proportions held by the Trust, less the Trust’s expenses. The Shares are intended to constitute a simple and cost-effective means of making an investment similar to a proportional investment in silver, platinum and palladium. An investment in physical Bullion requires expensive and sometimes complicated arrangements in connection with the assay, transportation, warehousing and insurance of the metal. Although the Shares are not the exact equivalent of an investment in Bullion, they provide investors with an alternative that allows a level of participation in the silver, platinum and palladium markets through the securities market.

Strategy Behind the Shares

The Shares are intended to offer investors an opportunity to participate in the silver, platinum and palladium markets through an investment in securities. The Bullion representing a Share in the initial Baskets was comprised of 1.0 ounce of silver, 0.01 ounces of platinum and 0.008 ounces of palladium. This ratio of silver, platinum and palladium held by the Trust will be maintained for the life of the Trust, although the actual weights of the metals represented by a Share will decrease over time as the Trust accrues expenses. The logistics of storing and insuring Bullion are dealt with by the Custodian and the related expenses are built into the price of the Shares. Therefore, the investor does not have any additional tasks or costs over and above those associated with dealing in any other publicly traded security.

The Shares are intended to provide institutional and retail investors with a simple and cost-efficient means, with minimal credit risk, of gaining investment benefits similar to those of holding physical Bullion metals in the proportions held by the Trust. The Shares offer an investment that is:

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Easily Accessible and Relatively Cost Efficient. Investors can access the silver, platinum and palladium markets through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use Bullion by using the Shares instead of using the traditional means of purchasing, trading and holding Bullion, and for many investors, transaction costs related to the Shares will be lower than those associated with the purchase, storage and insurance of physical Bullion.

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Exchange Traded and Transparent. The Shares trade on the NYSE Arca, providing investors with an efficient means to implement various investment strategies. The Shares are eligible for margin accounts and are backed by the assets of the Trust, and the Trust will not hold or employ any derivative securities. Furthermore, the value of the Trust’s holdings will be reported on the Trust’s website daily.

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Minimal Credit Risk. The Shares represent an interest in physical Bullion owned by the Trust (other than amounts of silver held in unallocated form which are not sufficient to make up a whole bar, amounts of platinum and palladium held in unallocated form which are not sufficient to make up a whole plate or ingot, or amounts of Bullion which are held temporarily in unallocated form to effect a creation or redemption of Shares). Physical Bullion of the Trust in the Custodian’s possession is not subject to borrowing arrangements with third parties. Other than the Bullion temporarily being held in an unallocated Bullion account with the Custodian, the physical Bullion of the Trust is not subject to counterparty or credit risks. See “Risk Factors—Bullion held in the Trust’s unallocated Bullion account and any Authorized Participant’s unallocated Bullion account will not be segregated from the Custodian’s assets....” This contrasts with most other financial products that gain exposure to Bullion through the use of derivatives that are subject to counterparty and credit risks.

The Trust differentiates itself from competing Bullion ETPs in the following ways:

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Location of Bullion Vault. The Trust’s custodian holds silver bullion in a secure vault in London. The Trust’s custodian holds platinum and palladium bullion in a secure vault in London or with a sub-custodian in Zurich. This custodial arrangement differentiates the Trust from other Bullion ETPs, which may custody bullion in locations such as the United States, Canada, the United Kingdom or Switzerland or which may use financial instruments to seek their investment objectives. The geographic and political considerations of owning silver in London and platinum and palladium in London or Zurich may appeal to certain investors.

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Experienced Management Team. The management team of the Sponsor’s parent, ETF Securities Limited, pioneered the first Bullion ETP backed by physical gold in Australia in 2003. Since that time and including their activities with the Sponsor, the management team of ETF Securities Limited has established a long track record of operating Bullion ETPs backed by physical gold, silver, platinum and palladium, including listings in Australia, Europe, Japan and the United States.

•

Bullion Bar and Plate List. In the interests of transparency, the Custodian maintains a list of the uniquely identifiable silver bars and platinum and palladium ingots and plates held by the Trust. This list is updated daily and published at. http://www.etfsecurities.com/institutional/us/en-us/bar-list.aspx Although some Bullion ETPs that custody physical bullion, such as the ETFS Gold Trust, may utilize similar disclosure, United States and non-United States Bullion ETPs that do not hold Bullion in allocated form do not maintain inventory reports of bullion holdings.

•

Vault Inspection. The Sponsor has contracted with a specialist bullion assaying firm to provide biannual inspections of the bullion bars held on behalf of the Trust. One audit will be conducted at the end of each calendar year and the other at random, with the consent of the Custodian, on a date selected by the assaying firm. Other Bullion ETPs may not allow third party inspections of bullion bar holdings.

•	Custodian. The custodian of the Trust’s Bullion is JPMorgan Chase Bank, NA. The custodian may be different for other Bullion ETPs.
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Allocated Bullion. The Trust holds physical silver, platinum and palladium in allocated form with the Custodian in the Custodian’s London vaulting premises. The Trust holds physical platinum and palladium in allocated form with the Custodian in the Custodian’s London vaulting premises or the Zurich Sub-Custodian’s Zurich vaulting premises. The physical allocated Bullion of the Trust is not subject to counterparty or credit risks. A small portion of the Trust’s physical Bullion, which amount is not expected to exceed 1,100 ounces of silver, 192 ounces of platinum and 192 ounces of palladium on any given day, will be held in unallocated form. This may differ from other Bullion ETPs that provide bullion exposure through other means, such as the use of financial instruments.

•

Structure. The Shares intend to track the performance of the price of Bullion in a proportion equal to 1.0 ounce of silver, 0.01 ounces of platinum and 0.008 ounces of palladium, less the Trust’s expenses. The Trust seeks to achieve this objective by holding physical Bullion. This structure may be different from other Bullion ETPs that seek to track the performance of the price of physical bullion through the use of commodity futures contracts or through derivatives.

•	Sponsor’s Fee. The Sponsor’s Fee associated with the Trust is a competitive factor that may influence an investor’s decision to purchase Shares.

Secondary Market Trading

While the Trust’s investment objective is for the Shares to reflect the performance of prices of physical silver, platinum and palladium in the proportions held by the Trust, less the expenses of the Trust, the Shares may trade in the secondary market on the NYSE Arca at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the NYSE Arca and the COMEX, London and Zurich bullion markets. While the Shares trade on the NYSE Arca until 4:00 PM New York time, liquidity in the global silver, platinum and palladium markets is reduced after the close of the COMEX at 1:30 PM New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

Trust Expenses

The Trust’s only ordinary recurring expense is the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and reimbursement of the Custodian’s expenses under the Custody Agreements, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal expenses.

The Sponsor’s Fee accrues daily at an annualized rate equal to 0.60 percent of the adjusted net asset value (“ANAV”) of the Trust and is payable monthly in arrears. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fee.

Furthermore, the Sponsor may, in its sole discretion, agree to rebate all or a portion of the Sponsor’s Fee attributable to Shares held by certain institutional investors subject to minimum Share holding and lock up requirements as determined by the Sponsor to foster stability in the Trust’s asset levels. Any such rebate will be subject to negotiation and written agreement between the Sponsor and the investor on a case by case basis. The Sponsor is under no obligation to provide any rebates of the Sponsor’s Fee. Neither the Trust nor the Trustee will be a party to any Sponsor’s Fee rebate arrangements negotiated by the Sponsor.

The Sponsor’s Fee is paid by delivery of Bullion to an account maintained by the Custodian for the Sponsor on an unallocated basis, monthly on the first business day of the month in respect of fees payable for the prior month. The delivery is of that number of ounces of silver, platinum and palladium which equals the daily accrual of the Sponsor’s Fee for such prior month calculated at the applicable London Metal Price. The silver, platinum and palladium delivered to pay the Sponsor’s Fee shall be in such proportion so as to ensure that the Bullion held by the Trust following such transfer is in the same ratio of metals as the Bullion delivered for the Creation Basket Deposits.

The Trustee will, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell Bullion in such quantity and at such times as may be necessary to permit payment in cash of Trust expenses not assumed by the Sponsor. The Trustee is authorized to sell Bullion at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the Trust’s holdings of assets other than Bullion. Accordingly, the amount of Bullion to be sold will vary from time to time depending on the level of the Trust’s expenses and the market prices of silver, platinum and palladium. The Custodian may purchase from the Trust, at the request of the Trustee, Bullion needed to cover Trust expenses not assumed by the Sponsor at the prices used by the Trustee to determine the value of the Bullion held by the Trust on the date of the sale.

Cash held by the Trustee pending payment of the Trust’s expenses will not bear any interest. Each delivery or sale of Bullion by the Trust to pay the Sponsor’s Fee or other Trust expenses will be a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

Impact of Trust Expenses on the Trust’s Net Asset Value

The Trust delivers Bullion to the Sponsor to pay the Sponsor’s Fee and sells Bullion to raise the funds needed for the payment of all Trust expenses not assumed by the Sponsor. The purchase price received as consideration for such sales is the Trust’s sole source of funds to cover its liabilities. The Trust does not engage in any activity designed to derive a profit from changes in the prices of silver, platinum and palladium. Bullion not needed to redeem Baskets, or to cover the Sponsor’s Fee and Trust expenses not assumed by the Sponsor, is held in physical form by the Custodian (except for residual amounts of silver not exceeding 1,100 ounces, the maximum weight to make one Good Delivery silver bar, residual amounts of platinum not exceeding 192 ounces, the maximum weight to make one Good Delivery platinum plate or ingot, and residual amounts of palladium not exceeding 192 ounces, the maximum weight to make one Good Delivery palladium plate or ingot, which will be held in unallocated form by the Custodian on behalf of the Trust). As a result of the recurring deliveries of Bullion to pay the Sponsor’s Fee in-kind and potential sales of Bullion to pay in cash the Trust expenses not assumed by the Sponsor, the NAV of the Trust and, correspondingly, the fractional amount of physical Bullion represented by each Share decreases proportionately over the life of the Trust. New deposits of Bullion, received in exchange for additional new Baskets issued by the Trust, will not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the deliveries and sales of Bullion discussed above on the fractional amount of Bullion represented by each outstanding Share for three years. It assumes that the only dispositions of Bullion will be those deliveries needed to pay the Sponsor’s Fee and that the prices of silver, platinum and palladium and the number of Shares remain constant during the three-year period covered. The table does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the proportional decrease in the fractional amount of Bullion represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time.

	Year
	1	2	3
Hypothetical silver price per ounce	$20.00	$20.00	$20.00
Hypothetical platinum price per ounce	$1,500.00	$1,500.00	$1,500.00
Hypothetical palladium price per ounce	$500.00	$500.00	$500.00
Sponsor’s Fee	0.60%	0.60%	0.60%
Shares of Trust, beginning	100,000.00	100,000.00	100,000.00
Ounces of silver in Trust, beginning	100,000.00	99,400.00	98,803.60
Hypothetical value of silver in Trust	$2,000,000.00	$1,988,000.00	$1,976,072.00
Ounces of platinum in Trust, beginning	1,000.00	994.00	988.04
Hypothetical value of platinum in Trust	$1,500,000.00	$1,491,000.00	$1,482,054.00
Ounces of palladium in Trust, beginning	800.00	795.20	790.43
Hypothetical value of palladium in Trust	$400,000.00	$397,600.00	$395,214.40
Beginning adjusted net asset value of the Trust	$3,900,000.00	$3,876,600.00	$3,853,340.40
Ounces of silver to be delivered to cover the Sponsor’s Fee	600.00	596.40	592.82
Ounces of silver in Trust, ending	99,400.00	98,803.60	98,210.78
Ounces of platinum to be delivered to cover the Sponsor’s Fee	6.00	5.96	5.93
Ounces of platinum in Trust, ending	994.00	988.04	982.11
Ounces of palladium to be delivered to cover the Sponsor’s Fee	4.80	4.77	4.74
Ounces of palladium in Trust, ending	795.20	790.43	785.69
Ending adjusted net asset value of the Trust	$3,876,600.00	$3,853,340.40	$3,830,220.36
Ending NAV per share	$38.77	$38.53	$38.30

DESCRIPTION OF THE TRUST

The Trust is a common law trust, formed on November 29, 2010 under New York law pursuant to the Trust Agreement. The Trust holds Bullion and is expected from time to time to issue Baskets in exchange for deposits of Bullion and to distribute Bullion in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the prices of physical silver, platinum and palladium in the proportions held by the Trust, less the Trust’s expenses. The Sponsor believes that, for many investors, the Shares will represent a cost-effective investment relative to traditional means of investing in Bullion. The material terms of the Trust Agreement are discussed under “Description of the Trust Agreement.” The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is not managed like a corporation or an active investment vehicle. The Bullion held by the Trust will only be delivered to pay the Sponsor’s Fee, distributed to Authorized Participants in connection with the redemption of Baskets or sold (1) on an as-needed basis to pay Trust expenses not assumed by the Sponsor, (2) in the event the Trust terminates and liquidates its assets, or (3) as otherwise required by law or regulation. The delivery or sale of Bullion to pay fees and expenses by the Trust is a taxable event to Shareholders. See “United States Federal Income Tax Consequences—Taxation of US Shareholders.”

The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. The Trust does not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. The Trust is not a commodity pool for purposes of the CEA, and neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the Shares.

The Trust creates and redeems Shares from time to time but only in Baskets (a Basket equals a block of 50,000 Shares). The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of Bullion and any cash represented by the Baskets being created or redeemed. The total amount of Bullion and any cash required for the creation of Baskets will be based on the combined NAV of the number of Baskets being created or redeemed. The initial amount of Bullion required for deposit with the Trust to create Shares was 100,000 ounces of silver, 1,000 ounces of platinum and 800 ounces of palladium per Basket. The number of ounces of Bullion required to create a Basket or to be delivered upon a redemption of a Basket gradually and proportionally decreases over time. This is because the Shares comprising a Basket will represent a decreasing amount of Bullion due to the delivery or sale of the Trust’s Bullion to pay the Sponsor’s Fee or the Trust’s expenses not assumed by the Sponsor. Baskets may be created or redeemed only by Authorized Participants, who will pay a transaction fee of $500 for each order to create or redeem Baskets. Authorized Participants may sell to other investors all or part of the Shares included in the Baskets they purchase from the Trust. See “Plan of Distribution.”

The Trustee determines the NAV of the Trust on each day that the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 p.m. New York time. The NAV of the Trust is the aggregate value of the Trust’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Trustee values (1) the silver held by the Trust based on the London Silver Price for an ounce of silver or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s silver, (2) the platinum held by the Trust based on the LME PM Fix price for an ounce of platinum or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s platinum, and (3) the palladium held by the Trust based on the LME PM Fix price for an ounce of palladium or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s palladium. The Trustee also determines the NAV per Share. If on a day when the Trust’s NAV is being calculated the London Metal Price is not available or has not been announced by 4:00 p.m. New York time for any Bullion metal, the price from the next most recent LME AM Fix or LME PM Fix or London Silver Price, as applicable, for such Bullion metal will be used, unless the Sponsor determines that such price is inappropriate to use.

The Trust’s assets consist of allocated physical Bullion, Bullion credited to an unallocated Bullion account and, from time to time, cash, which will be used to pay expenses not assumed by the Sponsor. Except for the transfer of Bullion in or out of the Trust Unallocated Account in connection with the creation or redemption of Baskets, upon a delivery of Bullion to pay the Sponsor’s Fee or upon a sale of Bullion to pay the Trust’s expenses not assumed by the Sponsor, it is anticipated that only a small amount of unallocated silver, platinum and palladium will be held in the Trust Unallocated Account. Cash held by the Trust will not generate any income. Each Share represents a proportional interest, based on the total number of Shares outstanding, in the Bullion and any cash held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the secondary market trading price of the Shares will fluctuate over time in response to the prices of silver, platinum and palladium In addition, the Sponsor expects that the trading price of the Shares will reflect the estimated accrued but unpaid expenses of the Trust.

Investors may obtain on a 24-hour basis silver, platinum and palladium pricing information based on the spot price for an ounce of each Bullion metal from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from physical Bullion dealers. In addition, the Trust’s website (www.etfsecurities.com) will provide ongoing pricing information for silver, platinum and palladium spot prices and the Shares. Market prices for the Shares are available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust is published by the Sponsor on each day that the NYSE Arca is open for regular trading and is posted on the Trust’s website.

The Trust has no fixed termination date.

THE SPONSOR

The Sponsor is a Delaware limited liability company and was formed on June 17, 2009. The Sponsor’s office is located at c/o ETF Securities, Ordnance House, 31 Pier Road, St. Helier, Jersey JE4 8PW, Channel Islands. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, the sole member of the Sponsor, ETF Securities Limited, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor’s Role

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on the NYSE Arca. The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and out-of-pocket expenses, the Custodian’s fee and the reimbursement of the Custodian’s expenses under the Custody Agreements, Exchange listing fees, SEC registration fees, printing and mailing costs, audit fees and up to $100,000 per annum in legal expenses. The Sponsor also paid the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

The Sponsor does not exercise day-to-day oversight over the Trustee or the Custodian. The Sponsor may remove the Trustee and appoint a successor Trustee (1) if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $150 million), (2) if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days, or (3) if the Trustee refuses to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting. The Sponsor also has the right to replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the fifth anniversary of the creation of the Trust or on any subsequent third anniversary thereafter. The Sponsor also has the right to approve any new or additional custodian that the Trustee may wish to appoint and any new or additional Zurich Sub-Custodian that the Custodian may wish to appoint.

The Sponsor or one of its affiliates or agents (1) develops a marketing plan for the Trust on an ongoing basis, (2) prepares marketing materials regarding the Shares, including the content of the Trust’s website and (3) executes the marketing plan for the Trust.

THE TRUSTEE

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers (“BNYM”), serves as the Trustee. BNYM has a trust office at 2 Hanson Place, Brooklyn, New York 11217. BNYM is subject to supervision by the New York State Financial Services Department and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption Basket composition, NAV of the Trust, transaction fees and the names of the parties that have each executed an Authorized Participant Agreement may be obtained from BNYM. A copy of the Trust Agreement is available for inspection at BNYM’s trust office identified above. Under the Trust Agreement, the Trustee is required to have capital, surplus and undivided profits of at least $150 million.

The Trustee’s Role

The Trustee is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Trustee’s principal responsibilities include (1) transferring the Trust’s Bullion as needed to pay the Sponsor’s Fee in Bullion (Bullion transfers are expected to occur approximately monthly in the ordinary course), (2) valuing the Trust’s Bullion and calculating the NAV of the Trust and the NAV per Share, (3) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodian and DTC, (4) selling the Trust’s Bullion as needed to pay any extraordinary Trust expenses that are not assumed by the Sponsor, (5) when appropriate, making distributions of cash or other property to Shareholders, and (6) receiving and reviewing reports from or on the Custodian’s custody of and transactions in the Trust’s Bullion. The Trustee shall, with respect to directing the Custodian, act in accordance with the instructions of the Sponsor. If the Custodian resigns, the Trustee shall appoint an additional or replacement custodian selected by the Sponsor.

The Trustee intends to regularly communicate with the Sponsor to monitor the overall performance of the Trust. The Trustee does not monitor the performance of the Custodian, the Zurich Sub-Custodians, or any other sub-custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreements. The Trustee, along with the Sponsor, will liaise with the Trust’s legal, accounting and other professional service providers as needed. The Trustee assists and supports the Sponsor with the preparation of all periodic reports required to be filed with the SEC on behalf of the Trust.

The Trustee’s monthly fees and out-of-pocket expenses will be paid by the Sponsor.

Affiliates of the Trustee may from time to time act as Authorized Participants or purchase or sell Bullion or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE CUSTODIAN

JPMorgan Chase Bank, N.A. serves as the Custodian of the Trust’s Bullion. JPMorgan Chase Bank, N.A. is a national banking association organized under the laws of the United States of America. JPMorgan is subject to supervision by the Federal Reserve Bank of New York and the Federal Deposit Insurance Corporation. JPMorgan’s London office is regulated by the FCA and is located at 25 Bank Street, London, E14 5JP, United Kingdom.  JPMorgan Chase Bank, N.A. is a subsidiary of JPMorgan Chase & Co. While the UK operations of the Custodian are regulated by the FCA, the custodial services provided by the Custodian and any sub-custodian, including the Zurich Sub-Custodians under the Custody Agreements are presently not a regulated activity subject to the supervision and rules of the FCA.

The Custodian’s Role

The Custodian is responsible for safekeeping for the Trust Bullion deposited with it by Authorized Participants in connection with the creation of Baskets. The Custodian is also responsible for selecting the Zurich Sub-Custodians and its other sub-custodians, if any. The Custodian facilitates the transfer of Bullion in and out of the Trust through the unallocated Bullion accounts it maintains for each Authorized Participant and the unallocated and allocated Bullion accounts it maintains for the Trust. The Custodian holds at its London, England vault premises that portion of the Trust’s allocated Bullion to be held in London. The Zurich Sub-Custodian holds at its Zurich, Switzerland vault premises that portion of the Trust’s allocated platinum and palladium to be held in Zurich on behalf of the Custodian. The Custodian is responsible for allocating specific bars of physical silver and specific plates or ingots of physical platinum and palladium to the Trust’s allocated Bullion account. The Custodian provides the Trustee with regular reports detailing the Bullion transfers in and out of the Trust’s unallocated and allocated Bullion accounts and identifying the silver bars and the platinum and palladium plates or ingots held in the Trust’s allocated Bullion account.

The Custodian’s fees and expenses under the Custody Agreements are paid by the Sponsor.

The Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell Bullion or Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

Inspection of Bullion

Under the Custody Agreements, the Trustee, the Sponsor and the Sponsor’s auditors and inspectors may, only up to twice a year, visit the premises of the Custodian for the purpose of examining the Trust’s Bullion and certain related records maintained by the Custodian. Under the Allocated Account Agreement, the Custodian agreed to procure similar inspection rights from the Zurich Sub-Custodian.  Any such inspection rights with respect to the Zurich Sub-Custodian are expected to be granted in accordance with the normal course of dealing between the Custodian and the Zurich Sub-Custodian. Visits by auditors and inspectors to the Zurich Sub-Custodians’ facilities will be arranged through the Custodian. Other than with respect to the Zurich Sub-Custodians, the Trustee and the Sponsor have no right to visit the premises of any subcustodian for the purposes of examining the Trust’s Bullion or any records maintained by the subcustodian, and no subcustodian is obligated to cooperate in any review the Trustee or the Sponsor may wish to conduct of the facilities, procedures, records or creditworthiness of such subcustodian.

The Sponsor has exercised its right to visit the Custodian, in order to examine the Bullion and the records maintained by the Custodian. The most recent inspection was held by Inspectorate International Limited, a leading commodity inspection and testing company as of December 31, 2013. The Sponsor has not exercised its right to visit the premises of the Zurich Sub-Custodian for the purpose of examining the Trust’s Bullion and related records.

DESCRIPTION OF THE SHARES

General

The Trustee is authorized under the Trust Agreement to create and issue an unlimited number of Shares. The Trustee will create Shares only in Baskets (a Basket equals a block of 50,000 Shares) and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the Trust’s then-current and effective registration statement with the SEC will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and you should not view them as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. Shareholders do not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring “oppression” or “derivative” actions. All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights, or, except as provided below, any redemption rights or rights to distributions.

Distributions

If the Trust is terminated and liquidated, the Trustee will distribute to the Shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. Shareholders of record on the record date fixed by the Trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting and Approvals

Under the Trust Agreement, Shareholders have no voting rights, except in limited circumstances. The Trustee may terminate the Trust upon the agreement of Shareholders owning at least 75 percent of the outstanding Shares. In addition, certain amendments to the Trust Agreement require advance notice to the Shareholders before the effectiveness of such amendments, but no Shareholder vote or approval is required for any amendment to the Trust Agreement.

Redemption of the Shares

The Shares may only be redeemed by or through an Authorized Participant and only in Baskets. See “Creation and Redemption of Shares” for details on the redemption of the Shares.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

CUSTODY OF THE TRUST’S  BULLION

Custody of the physical silver deposited with and held by the Trust is provided by the Custodian at its London, England vaults and by other sub-custodians on a temporary basis only in unallocated form. Custody of the physical platinum and palladium deposited with and held by the Trust is provided by the Custodian at its London, England vaults and by the Zurich Sub-Custodians selected by the Custodian in their Zurich, Switzerland vaults and by other sub-custodians on a temporary basis only in unallocated form. The Custodian is a market maker, clearer and approved weigher under the rules of the LBMA and the LPPM.

The Custodian is the custodian of the physical Bullion credited to Trust Allocated Account in accordance with the Custody Agreements. The Custodian will segregate the physical Bullion credited to the Trust Allocated Account from any other precious metal it holds or holds for others by entering appropriate entries in its books and records, and will require each Zurich Sub-Custodian to also segregate the physical platinum and palladium of the Trust that it holds from the other platinum and palladium held by it for other customers of the Custodian and such Zurich Sub-Custodian’s other customers. The Custodian will require each Zurich Sub-Custodian to identify in its books and records the Trust as having the rights to the physical platinum and palladium credited to its Trust Allocated Account.

The Custodian, as instructed by the Trustee, is authorized to accept, on behalf of the Trust, deposits of Bullion in unallocated form. Acting on standing instructions specified in the Custody Agreements, the Custodian allocates Bullion deposited in unallocated form with the Trust by selecting bars of physical silver or plates or ingots of physical platinum or palladium for deposit to the Trust Allocated Account or, with respect to platinum or palladium to be held in Zurich, requires the Zurich Sub-Custodians to allocate platinum or palladium deposited in unallocated form with the Trust by selecting plates or ingots of physical platinum or palladium for deposit for the benefit of the Trust Allocated Amount. All physical silver allocated to the Trust must conform to the rules, regulations, practices and customs of the LBMA. All physical platinum and palladium allocated to the Trust must conform to the rules, regulations, practices and customs of the LPPM.

The process of withdrawing Bullion from the Trust for a redemption of a Basket is the same general procedure as for depositing Bullion with the Trust for a creation of a Basket, only in reverse. Each transfer of Bullion between the Trust Allocated Account and the Trust Unallocated Account connected with a creation or redemption of a Basket may result in a small amount of Bullion being held in the Trust Unallocated Account after the completion of the transfer. In making deposits and withdrawals between the Trust Allocated Account and the Trust Unallocated Account, the Custodian will use commercially reasonable efforts to minimize the amounts of silver, platinum and palladium held in the Trust Unallocated Account as of the close of each business day. See “Creation and Redemption of Shares.”

DESCRIPTION OF THE CUSTODY AGREEMENTS

The Allocated Account Agreement between the Trustee and the Custodian establishes the Trust Allocated Account. The Unallocated Account Agreement between the Trustee and the Custodian establishes the Trust Unallocated Account. These agreements are sometimes referred to together as the “Custody Agreements” in this prospectus. The following is a description of the material terms of the Custody Agreements. As the Custody Agreements are similar in form, they are discussed together, with material distinctions between the agreements noted.

Reports

The Custodian provides the Trustee with reports for each business day, no later than the following business day, identifying the movements of silver, platinum and palladium in and out of the Trust Allocated Account and the credits and debits of Bullion to the Trust Unallocated Account and containing sufficient information to identify each bar of silver and each plate or ingot of platinum and palladium held in the Trust Allocated Account and whether the Custodian or a Zurich Sub-Custodian has possession of such bar, plate or ingot. The Custodian also provides the Trustee with monthly statements of account for the Trust Allocated Account and the Trust Unallocated Account as of the last business day of each month. Under the Custody Agreements, a “business day” generally means any day that is both a “London Business Day,” when commercial banks generally and the London Bullion market are open for the transaction of business in London, and a “Zurich Business Day,” when commercial banks generally and the Zurich Bullion market are open for the transaction of business in Zurich.

The Custodian’s records of all deposits to and withdrawals from, and all debits and credits to, the Trust Allocated Account and the Trust Unallocated Account which are to occur on a business day, and all end of business day account balances in the Trust Allocated Account and Trust Unallocated Account, are stated as of the close of the Custodian’s business (usually 4:00 PM London time) on such business day.

Zurich Sub-Custodians

Under the Allocated Account Agreement, the Custodian selects one or more Zurich Sub-Custodians for the custody and safekeeping of the Trust’s physical platinum and palladium to be held in Zurich in any such Zurich Sub-Custodian’s vault premises.

The Custodian uses reasonable care in selecting any Zurich Sub-Custodian. The Custodian must require each Zurich Sub-Custodian to segregate the platinum and palladium held by it for the Trust from platinum and palladium which it holds for its other customers, the Custodian, and any other customers of the Custodian by making appropriate entries in its books and records. The Custodian requires each Zurich Sub-Custodian to deliver to the Custodian (with a copy to the Sponsor and the Trustee) an acknowledgement and undertaking to segregate all physical platinum and palladium held by it for the Trust from any platinum and palladium which it owns or holds for others and which it holds for the Custodian and any other customers of the Custodian, and in each case make appropriate entries in its books and records reflecting such segregation of the Trust’s platinum and palladium. The Zurich Sub- Custodian that the Custodian currently uses is UBS AG.

Sub-custodians

Under the Allocated Account Agreement, the Custodian may select, with the exception of the Zurich Sub-Custodians, any other sub-custodians solely for the temporary holding of Bullion for it until transported to the Custodian’s London vault premises or the Zurich Sub-Custodian’s Zurich vault premises, as applicable. These sub-custodians may in turn select other sub-custodians to perform their duties, including temporarily holding Bullion for them, but the Custodian is not responsible for (and therefore has no liability in relation to) the selection of those other sub-custodians. The Allocated Account Agreement requires the Custodian to use reasonable care in selecting any sub-custodian and provides that, except for the Custodian’s obligation to use commercially reasonable efforts to obtain delivery of Bullion held by any other sub-custodians when necessary, the Custodian will not be liable for the acts or omissions, or for the solvency, of any sub-custodian that it selects unless the selection of that sub-custodian was made negligently or in bad faith.

The sub-custodians selected and used by the Custodian as of the date of this prospectus are: (1) in London only for all Bullion, Barclays Bank plc, The Bank of Nova Scotia—ScotiaMocatta, HSBC Bank USA, N.A. and Deutsche Bank AG, (2) in London and Zurich for all Bullion, Union Bank of Switzerland (UBS), Brink’s Global Services Inc., (3) in London for Silver only, Via Mat International and (4) in Zurich only for platinum and palladium only, Credit Suisse. The Allocated Account Agreement provides that the Custodian will notify the Trustee if it selects any additional sub-custodians or stops using any sub-custodian it has previously selected.

Location and Segregation of Bullion; Access

Silver held for the Trust Allocated Account by the Custodian is held at the Custodian’s London vault premises. Platinum and palladium held for the Trust Allocated Account by the Custodian is held at the Custodian’s London vault premises or by a Zurich Sub-Custodian in its Zurich vault premises. Bullion may be temporarily held for the Trust Allocated Account by any other sub-custodians selected by the Custodian and by sub-custodians of sub-custodians in vaults located in England, Zurich or in other locations. Where the physical Bullion is held for the Trust Allocated Account by any sub-custodian, the Custodian agrees to use commercially reasonable efforts to promptly arrange for the delivery of any such physical Bullion held on behalf of the Trust to the Custodian’s London vault premises or the Zurich Sub-Custodian’s Zurich vault premises, as applicable, at the Custodian’s own cost and risk.

The Custodian segregates by identification in its books and records the Trust’s Bullion in the Trust Allocated Account from any other Bullion which it owns or holds for others and requires each Zurich Sub-Custodian and any other sub-custodians it selects to so segregate the Trust’s Bullion held by them. This requirement reflects the current custody practice in the London and Zurich Bullion markets, and, under the Allocated Account Agreement, the Custodian is required to communicate this segregation requirement to each Zurich Sub-Custodian, who in turn must provide written acknowledgment of this requirement to the Custodian. The Custodian’s books and records are expected, as a matter of current London and Zurich Bullion markets custody practice, to identify every bar of silver and each plate or ingot of platinum and palladium held in the Trust Allocated Account in its own vault by refiner, assay or fineness, serial number and gross and fine weight. The Zurich Sub-Custodians and any other sub-custodians selected by the Custodian are also expected, as a matter of current industry practice, to identify in their books and records each bar of silver and each plate or ingot of platinum and palladium, as applicable, held for the Custodian by serial number and such sub-custodians may use other identifying information.

The Trustee and the Sponsor and their auditors may, during normal business hours, visit the Custodian’s premises up to twice a year and examine the Trust’s Bullion held there and such records of the Custodian concerning the Trust Allocated Account and the Trust Unallocated Account as they may be reasonably required to perform their respective duties to investors in the Shares. With respect to the Trust Unallocated Account, a second visit to the Custodian’s premises in any calendar year shall require the consent of the Custodian, which consent may not be withheld unreasonably. Visits by auditors and inspectors to a Zurich Sub-Custodian’s facilities will be arranged through the Custodian.

Transfers into the Trust Unallocated Account

The Custodian credits to the Trust Unallocated Account the amount of Bullion it receives from the Trust Allocated Account, an Authorized Participant Unallocated Account or from other third party unallocated accounts for credit to the Trust Unallocated Account. Unless otherwise agreed by the Custodian in writing, the only Bullion the Custodian accepts in physical form for credit to the Trust Unallocated Account is Bullion that the Trustee has transferred from the Trust Allocated Account, an Authorized Participant Unallocated Account or a third party unallocated account.

Transfers from the Trust Unallocated Account

The Custodian transfers Bullion from the Trust Unallocated Account only in accordance with the Trustee’s instructions to the Custodian. A transfer of Bullion from the Trust Unallocated Account may only be made (1) by transferring Bullion to an Authorized Participant Unallocated Account; (2) by transferring Bullion to the Trust Allocated Account; (3) by transferring Bullion to pay the Sponsor’s Fee; (4) by making Bullion available for collection at the Custodian’s vault premises or at such other location as the Custodian may direct, at the Trust’s expense and risk; (5) by delivering the Bullion to such location as the Trustee directs, at the Trust’s expense and risk, or (6) by transfer to an account maintained by the Custodian or by a third party on an unallocated basis in connection with the sale of Bullion or other transfers permitted under the Trust Agreement. Transfers made pursuant to clauses (4) and (5) will be made only on an exceptional basis, with transfers under clause (6) expected to include transfers made in connection with a sale of Bullion to pay expenses of the Trust not paid by the Sponsor or with the liquidation of the Trust. Any Bullion made available in physical form will be in a form which complies with the rules, regulations, practices and customs of the LBMA, the LPPM, the Bank of England, or any applicable regulatory body (“Custody Rules”) or in such other form as may be agreed between the Trustee and the Custodian, and in all cases all silver made available will comprise one or more whole silver bars, all platinum made available will comprise one or more whole platinum plates or ingots, and all palladium made available will comprise one or more whole palladium plates or ingots, in each case as selected by the Custodian.

The Custodian uses commercially reasonable efforts to transfer Bullion from the Trust Unallocated Account to the Trust Allocated Account by 2:00 PM London time on each business day. In doing so, the Custodian shall identify bars and plates or ingots of a weight most closely approximating, but not exceeding, the appropriate balance for each Bullion metal in the Trust Unallocated Account and shall transfer such weight from the Trust Unallocated Account to the Trust Allocated Account.

Transfers into the Trust Allocated Account

The Custodian receives transfers of Bullion into the Trust Allocated Account only at the Trustee’s instructions given pursuant to the Unallocated Account Agreement by debiting Bullion from the Trust Unallocated Account and crediting such Bullion to the Trust Allocated Account.

Transfers from the Trust Allocated Account

The Custodian transfers Bullion from the Trust Allocated Account only in accordance with the Trustee’s instructions. Generally, the Custodian transfers Bullion from the Trust Allocated Account only by debiting Bullion from the Trust Allocated Account and crediting the Bullion to the Trust Unallocated Account.

Right to Refuse Transfers or Amend Transfer Procedures

The Custodian may refuse to accept instructions to transfer Bullion to or from the Trust Unallocated Account and the Trust Allocated Account if in the Custodian’s opinion they are or may be contrary to the rules, regulations, practices and customs of the LBMA or the LPPM, as applicable, or the Bank of England or contrary to any applicable law. The Custodian may amend the procedures for transferring Bullion to or from the Trust Unallocated Account or for the physical withdrawal of Bullion from the Trust Unallocated Account or the Trust Allocated Account or impose such additional procedures in relation to the transfer of Bullion to or from the Trust Unallocated Account as the Custodian may from time to time consider necessary due to a change in rules of the LBMA, the LPPM or a banking or regulatory association governing the Custodian. The Custodian will notify the Trustee within a commercially reasonable time before the Custodian amends these procedures or imposes additional ones.

The Custodian receives no fee under the Unallocated Account Agreement.

Trust Unallocated Account Credit and Debit Balances

No interest will be paid by the Custodian on any credit balance to the Trust Unallocated Account. The Trust Unallocated Account may not at any time have a debit or negative balance.

Exclusion of Liability

The Custodian uses reasonable care in the performance of its duties under the Custody Agreements and is only responsible for any loss or damage suffered by the Trust as a direct result of any negligence, fraud or willful default in the performance of its duties. The Custodian’s liability under the Allocated Account Agreement is further limited to the market value of the Bullion lost or damaged at the time such negligence, fraud or willful default is discovered by the Custodian, provided that the Custodian promptly notifies the Trustee of its discovery. The Custodian’s liability under the Unallocated Account Agreement is further limited to the amount of the Bullion lost or damaged at the time such negligence, fraud or willful default is discovered by the Custodian, provided that the Custodian promptly notifies the Trustee of its discovery.

Furthermore, the Custodian has no duty to make or take or to require any Zurich Sub-Custodian or any other sub-custodians selected by it to make or take any special arrangements or precautions beyond those required by the Custody Rules or as specifically set forth in the Custody Agreements.

Indemnity

The Trustee will, solely out of the Trust’s assets, indemnify the Custodian (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which the Custodian may suffer or incur in connection with the Custody Agreements, except to the extent that such sums are due directly to the Custodian’s negligence, willful default or fraud.

Insurance

The Custodian maintains such insurance for its business, including its bullion and custody business, as it deems appropriate in connection with its custodial and other obligations and is responsible for all costs, fees and expenses arising from the insurance policy or policies attributable to its relationship with the Trust. Consistent with industry standards, the Custodian maintains a group insurance policy that covers all metals held in its, its sub-custodians’, and any Zurich Sub-Custodian’s vaults for the accounts of all its customers for a variety of events. The Trustee and the Sponsor may, subject to confidentiality restrictions, be provided with details of this insurance coverage from time to time upon reasonable prior notice.

Force Majeure

The Custodian is not liable for any delay in performance or any non-performance of any of its obligations under the Custody Agreements by reason of any cause beyond its reasonable control, including acts of God, war or terrorism.

Termination

The Custody Agreements have an initial five year term and will automatically renew for successive five year terms unless otherwise terminated. The Trustee and the Custodian may each terminate any Custody Agreement for any reason, including if either the Custodian or the Zurich Sub-Custodian ceases to offer the services contemplated by the Custody Agreements to its clients or proposes to withdraw from the physical silver, platinum or palladium business, upon 90 business days’ prior notice. The Custody Agreements may also be terminated with immediate effect as follows: (1) by the Trustee, if the Custodian ceased to offer the services contemplated by the Custody Agreement to its clients or proposed to withdraw from the physical silver, platinum or palladium business, (2) by the Trustee or the Custodian, if it becomes unlawful for the Custodian or the Trustee to have entered into the relevant Custody Agreement or to provide or receive the services thereunder, (3) by the Custodian, if the Custodian determines in its reasonable view that the Trust is insolvent or faces impending insolvency, or by the Trustee, if the Trustee determines in its sole view that the Custodian is insolvent or faces impending insolvency, (4) by the Trustee, if the Trust is to be terminated, or (5) by the Trustee or the Custodian, if either of the Custody Agreements ceases to be in full force and effect. If either the Allocated Account Agreement or the Unallocated Account Agreement is terminated, the other agreement automatically terminates.

If redelivery arrangements acceptable to the Custodian for the Bullion held in the Trust Allocated Account are not made, the Custodian may continue to store the Bullion and continue to charge for its fees and expenses, and, after six months from the termination date, the Custodian may sell the Bullion and account to the Trustee for the proceeds. If arrangements acceptable to the Custodian for redelivery of the balance in the Trust Unallocated Account are not made, the Custodian may continue to charge for its fees and expenses payable under the Allocated Account Agreement, and, after six months from the termination date, the Custodian may close the Trust Unallocated Account and account to the Trustee for the proceeds.

Governing Law

The Custody Agreements and the Custodian’s arrangements with the Zurich Sub-Custodians are governed by English law. The Trustee and the Custodian both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Trustee or the Custodian.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets (a Basket equals a block of 50,000 Shares). The creation and redemption of Baskets is only made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of physical silver, platinum and palladium and any cash represented by the Baskets being created or redeemed, the amount of which is based on the combined NAV of the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Sponsor and the Trustee. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the Bullion and any cash required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trustee and the Sponsor, without the consent of any Shareholder or Authorized Participant. Authorized Participants will pay a transaction fee of $500 to the Trustee for each order they place to create or redeem one or more Baskets. Authorized Participants who make deposits with the Trust in exchange for Baskets will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in “Plan of Distribution.”

Prior to initiating any creation or redemption order, an Authorized Participant must have entered into an agreement with the Custodian or a Bullion clearing bank to establish an Authorized Participant Unallocated Account in London (“Authorized Participant Unallocated Bullion Account Agreement”). Bullion held in Authorized Participant Unallocated Accounts is typically not segregated from the Custodian’s or other Bullion clearing bank’s assets, as a consequence of which an Authorized Participant will have no proprietary interest in any specific bars of silver or plates or ingots of platinum or palladium held by the Custodian or the clearing bank. Credits to its Authorized Participant Unallocated Account are therefore at risk of the Custodian’s or other Bullion clearing bank’s insolvency. No fees will be charged by the Custodian for the use of the Authorized Participant Unallocated Account as long as the Authorized Participant Unallocated Account is used solely for Bullion transfers to and from the Trust Unallocated Account and the Custodian (or one of its affiliates) receives compensation for maintaining the Trust Allocated Account. Authorized Participants should be aware that the Custodian’s liability threshold under the Authorized Participant Unallocated Bullion Account Agreement is generally gross negligence, not negligence, which is the Custodian’s liability threshold under the Trust’s Custody Agreements.

As the terms of the Authorized Participant Unallocated Bullion Account Agreement differ in certain respects from the terms of the Trust’s Unallocated Account Agreement, potential Authorized Participants should review the terms of the Authorized Participant Unallocated Bullion Account Agreement carefully. A copy of the Authorized Participant Agreement may be obtained by potential Authorized Participants from the Trustee.

Certain Authorized Participants are expected to have the facility to participate directly in the physical silver, platinum and palladium markets and the Bullion futures markets. In some cases, an Authorized Participant may from time to time acquire Bullion from or sell Bullion to its affiliated Bullion trading desk, which may profit in these instances. Each Authorized Participant must be registered as a broker-dealer under the Securities Exchange Act of 1934 (“Exchange Act”) and regulated by FINRA or be exempt from being or otherwise not be required to be so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants are regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this prospectus, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., EWT, LLC, Goldman Sachs & Co., Goldman Sachs Execution & Clearing, L.P., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. Incorporated, Newedge USA, LLC, Scotia Capital (USA) Inc., UBS Securities LLC and Virtu Financial BD, LLC have each signed an Authorized Participant Agreement with the Trust and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Sponsor or the Trustee to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

All Bullion will be delivered to the Trust and distributed by the Trust in unallocated form through credits and debits between Authorized Participant Unallocated Accounts and the Trust Unallocated Account. Bullion transferred from an Authorized Participant Unallocated Account to the Trust in unallocated form will first be credited to the Trust Unallocated Account. Thereafter, the Custodian will allocate specific bars of silver and allocate, or cause the allocation by a Zurich Sub-Custodian of, specific plates or ingots of platinum, in each case representing the amount of Bullion credited to the Trust Unallocated Account (to the extent such amount is representable by whole silver bars or platinum or palladium plates or ingots) to the Trust Allocated Account. The movement of Bullion is reversed for the distribution of Bullion to an Authorized Participant in connection with the redemption of Baskets.

All physical silver represented by a credit to any Authorized Participant Unallocated Account and to the Trust Unallocated Account and all physical silver held in the Trust Allocated Account with the Custodian must be of at least a minimum fineness (or purity) of 999.0 parts per 1,000 (99.9 percent) and otherwise conform to the rules, regulations, practices and customs of the LBMA, including the specifications for a Good Delivery bar.

All physical platinum or palladium represented by a credit to any Authorized Participant Unallocated Account and to the Trust Unallocated Account and all physical platinum or palladium held in the Trust Allocated Account with the Custodian or for the Custodian by the Zurich Sub-Custodians must be of at least a minimum fineness (or purity) of 999.5 parts per 1,000 (99.95 percent) and otherwise conform to the rules, regulations practices and customs of the LPPM, including the specifications for a Good Delivery plate or ingot.

Under the Authorized Participant Agreement, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

Loco London & Loco Zurich Platinum and Palladium Delivery Elections. Although all delivery of silver in relation to the creation or redemption of a Basket will be conducted loco London, Authorized Participants can elect to deliver platinum or palladium loco London or loco Zurich in connection with the creation of a Basket. Authorized Participants can also elect to receive delivery of platinum or palladium loco London or loco Zurich in connection with the redemption of a Basket. A Basket creation order that elects to deliver all Bullion loco London will cause the Custodian to effect an allocation of such Bullion to the Trust Allocated Account maintained by the Custodian in its London vault premises. A Basket creation order that elects to deliver (i) platinum, (ii) palladium or (iii) platinum and palladium loco Zurich will cause the Custodian to effect an allocation of such platinum or palladium to the Trust Allocated Account maintained by the Zurich Sub-Custodian in its Zurich vault premises and an allocation of the remaining Bullion constituting the Basket to the Trust Allocated Account maintained by the Custodian in its London vault premises. Likewise, a Basket redemption order that elects a total loco London delivery will cause the Custodian to effect a de- allocation of Bullion necessary to satisfy such redemption requests from the Trust Allocated Account maintained by the Custodian in London to the Trust Unallocated Account maintained by the Custodian in London. A Basket redemption order that elects a loco Zurich delivery for (i) platinum, (ii) palladium or (iii) platinum and palladium will cause the Custodian to effect a de-allocation of such platinum or palladium necessary to satisfy such redemption requests from the Trust Allocated Account maintained by the Zurich Sub-Custodian in Zurich to the Trust Unallocated Account maintained in Zurich and a de-allocation of the remaining Bullion constituting the Basket necessary to satisfy such redemption requests from the Trust Allocated Account maintained by the Custodian in London to the Trust Unallocated Account maintained by the Custodian in London.

In the event that there is not sufficient platinum or palladium in the Trust Allocated Account in London to satisfy loco London redemptions, the Custodian shall cause the Zurich Sub-Custodian to de-allocate sufficient platinum or palladium held by it for the Trust Allocated Account in Zurich and cause a transfer of such platinum or palladium from the Trust Unallocated Account maintained by the Custodian in Zurich to the Authorized Participant Unallocated Account maintained in London. Likewise, in the event that there is not sufficient platinum or palladium in the Trust Allocated Account in Zurich to satisfy loco Zurich redemptions, the Custodian will initiate the reverse procedure to transfer platinum or palladium from London to Zurich. These transfers between London and Zurich unallocated accounts will generally occur pursuant to loco swap arrangements and will not expose the Authorized Participant or the Trust to any additional expense. The Custodian has assumed the responsibility and expenses for loco swap transfers and shall bear any risk of loss related to the platinum or palladium being transferred. If no loco swap counterparty is available, the Custodian shall arrange, at its own expense and risk, for the physical transportation of platinum or palladium between the Zurich Sub-Custodian’s Zurich vault premises and the Custodian’s London vault premises. If such a loco swap or physical transfer is necessary to effect a loco London or loco Zurich redemption, the settlement of loco London or loco Zurich redemption deliveries may be delayed more than three, but not more than five, business days.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Trustee to create one or more Baskets. Creation and redemption orders will be accepted on “business days” the NYSE Arca is open for regular trading. Settlements of such orders requiring receipt or delivery, or confirmation of receipt or delivery, of Bullion in the United Kingdom, Zurich or another jurisdiction will occur on “business days” when (1) banks in the United Kingdom, Zurich and such other jurisdiction and (2) the London and Zurich Bullion markets are regularly open for business. If such banks or the London or Zurich Bullion markets are not open for regular business for a full day, such a day will only be a “business day” for settlement purposes if the settlement procedures can be completed by the end of such day. Redemption settlements may be delayed longer than three, but no more than five, business days following the redemption order date. Settlement of orders requiring receipt or delivery, or confirmation of receipt or delivery, of Shares will occur, after confirmation of the applicable Bullion delivery, on “business days” when the NYSE Arca is open for regular trading. Purchase orders must be placed no later than 3:59:59 p.m. on each business day the NYSE Arca is open for regular trading. The day on which the Trustee receives a valid purchase order is the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Bullion with the Trust. Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the purchase order.

Determination of required deposits

The amount of silver, platinum and palladium in the required deposit is determined by dividing the number of ounces of each metal held by the Trust by the number of Baskets outstanding, as adjusted for the amount of Bullion constituting estimated accrued but unpaid fees and expenses of the Trust.

Fractions of a fine ounce of silver, platinum and palladium smaller than 0.001 of a fine ounce which are included in the deposit amount are disregarded in the foregoing calculation. All questions as to the composition of a Creation Basket Deposit will be finally determined by the Trustee. The Trustee’s determination of the Creation Basket Deposit shall be final and binding on all persons interested in the Trust.

Delivery of required deposits

An Authorized Participant who places a purchase order is responsible for crediting its Authorized Participant Unallocated Account with the required Bullion deposit amount by the third business day in London or Zurich, as applicable, following the purchase order date. Upon receipt of the Bullion deposit amount, the Custodian, after receiving appropriate instructions from the Authorized Participant and the Trustee, will transfer on the third business day following the purchase order date the Bullion deposit amount from the Authorized Participant Unallocated Account to the Trust Unallocated Account and the Trustee will direct DTC to credit the number of Baskets ordered to the Authorized Participant’s DTC account. The expense and risk of delivery, ownership and safekeeping of Bullion until such Bullion has been received by the Trust shall be borne solely by the Authorized Participant. The Trustee may accept delivery of Bullion by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust, provided that the same is disclosed in a prospectus relating to the Trust filed with the SEC pursuant to Rule 424 under the Securities Act. If Bullion is to be delivered other than as described above, the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described in this prospectus, as the Sponsor determines to be desirable.

Acting on standing instructions given by the Trustee, the Custodian will transfer the Bullion deposit amount from the Trust Unallocated Account to the Trust Allocated Account by transferring silver bars from its inventory and platinum and palladium plates and ingots from its inventory or the inventory of a Zurich Sub-Custodian to the Trust Allocated Account. The Custodian will use commercially reasonable efforts to complete the transfer of Bullion to the Trust Allocated Account prior to the time by which the Trustee is to credit the Basket to the Authorized Participant’s DTC account; if, however, such transfers have not been completed by such time, the number of Baskets ordered will be delivered against receipt of the Bullion deposit amount in the Trust Unallocated Account, and all Shareholders will be exposed to the risks of unallocated Bullion to the extent of that Bullion deposit amount until the Custodian completes the allocation process or a Zurich Sub-Custodian completes the allocation process for the Custodian. See “Risk Factors—Bullion held in the Trust’s unallocated Bullion account and any Authorized Participant’s unallocated Bullion account will not be segregated from the Custodian’s assets....”

Because silver is allocated only in multiples of whole bars and platinum and palladium are only allocated in multiples of whole plates or ingots, the amount of Bullion allocated from the Trust Unallocated Account to the Trust Allocated Account may be less than the total fine ounces of Bullion credited to the Trust Unallocated Account. Any balance will be held in the Trust Unallocated Account. The Custodian will use commercially reasonable efforts to minimize the amount of Bullion held in the Trust Unallocated Account; no more than 1,100 ounces of silver (maximum weight to make one Good Delivery Bar) and no more than 192 ounces of platinum and palladium (maximum weight to make one Good Delivery plate or ingot) is expected to be held in the Trust Unallocated Account at the close of each business day.

Rejection of purchase orders

The Trustee may reject a purchase order or a Creation Basket Deposit if such order or Creation Basket Deposit is not presented in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of counsel, might be unlawful. None of the Trustee, the Sponsor or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets will mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Trustee to redeem one or more Baskets. Redemption orders must be placed no later than 3:59:59 p.m. on each business day the NYSE Arca is open for regular trading. A redemption order so received is effective on the date it is received in satisfactory form by the Trustee. The redemption procedures allow Authorized Participants to redeem Baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Basket, or to redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust not later than the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the redemption order.

Determination of redemption distribution

The redemption distribution from the Trust will consist of a credit to the redeeming Authorized Participant’s Authorized Participant Unallocated Account representing the amount of the Bullion held by the Trust evidenced by the Shares being redeemed. Fractions of a fine ounce of silver, platinum and palladium included in the redemption distribution smaller than 0.001 of a fine ounce are disregarded. Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges which may be due.

Delivery of redemption distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the third business day following the redemption order date if, by 9:00 AM New York time on such third business day, the Trustee’s DTC account has been credited with the Baskets to be redeemed. If a loco swap or physical transfer is necessary to effect a loco London or loco Zurich redemption, the redemption distribution due from the Trust will be delivered to the Authorized Participant on or before the fifth business day following such a loco London or loco Zurich redemption order date if, by 9:00 AM New York time on the third business day after the loco London or loco Zurich redemption order date, the Trustee’s DTC account has been credited with the Baskets to be redeemed. If the Trustee’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole Baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole Baskets received if the Trustee receives the fee applicable to the extension of the redemption distribution date which the Trustee may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Trustee’s DTC account by 9:00 AM New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Trustee is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Trustee’s DTC account by 9:00 AM New York time on the third business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Sponsor and the Trustee may from time to time agree upon.

The Custodian will transfer the redemption Bullion amount from the Trust Allocated Account to the Trust Unallocated Account and, thereafter, to the redeeming Authorized Participant’s Authorized Participant Unallocated Account. The Authorized Participant and the Trust are each at risk in respect of Bullion credited to their respective unallocated accounts in the event of the Custodian’s insolvency. See “Risk Factors—Bullion held in the Trust’s unallocated platinum account and any Authorized Participant’s unallocated Bullion account will not be segregated from the Custodian’s assets....”

As with the allocation of Bullion to the Trust Allocated Account which occurs upon a purchase order, if in transferring Bullion from the Trust Allocated Account to the Trust Unallocated Account in connection with a redemption order there is an excess amount of Bullion transferred to the Trust Unallocated Account, the excess over the Bullion redemption amount will be held in the Trust Unallocated Account. The Custodian will use commercially reasonable efforts to minimize the amount of Bullion held in the Trust Unallocated Account; no more than 1,100 ounces of silver (maximum weight to make one Good Delivery Bar), no more than 192 ounces of platinum (maximum weight to make one Good Delivery plate or ingot) and no more than 192 ounces of palladium (maximum weight to make one Good Delivery plate or ingot) is expected to be held in the Trust Unallocated Account at the close of each business day.

Suspension or rejection of redemption orders

The Trustee may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca is closed other than customary weekend or holiday closings, or trading on the NYSE Arca is suspended or restricted or (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Bullion is not reasonably practicable. None of the Sponsor, the Trustee or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Trustee will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Trustee for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee to the Trustee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor. The Trustee shall notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor, the Trustee and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

DESCRIPTION OF THE TRUST AGREEMENT

The Trust operates under the terms of the Trust Agreement, dated as of November 29, 2010 between the Sponsor and the Trustee. A copy of the Trust Agreement is available for inspection at the Trustee’s office. The following is a description of the material terms of the Trust Agreement.

The Sponsor

This section summarizes some of the important provisions of the Trust Agreement which apply to the Sponsor. For a general description of the Sponsor’s role concerning the Trust, see “The Sponsor—The Sponsor’s Role.”

Liability of the Sponsor and indemnification

The Sponsor will not be liable to the Trustee or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Bullion or other assets of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, willful misconduct or bad faith in the performance of its duties.

The Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Custody Agreements and any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The Sponsor may rely on all information provided by the Trustee for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

Successor sponsors

If the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may terminate and liquidate the Trust and distribute its remaining assets. The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is or is not terminated as described in the preceding sentence.

The Trustee

This section summarizes some of the important provisions of the Trust Agreement which apply to the Trustee. For a general description of the Trustee’s role concerning the Trust, see “The Trustee—The Trustee’s Role.”

Qualifications of the Trustee

The Trustee and any successor trustee must be (1) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers, (2) a participant in DTC or such other securities depository as shall then be acting with respect to the Shares and  (3), unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under section 408(m)(3)(B) of the United States Internal Revenue Code of 1986, as amended (“Code”), to apply, a banking institution as defined in Code section 408(n). The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $150 million.

General duty of care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement. For limitations of the fiduciary duties of the Trustee, see the limitations on liability set forth in “The Trustee—Limitation on Trustee’s liability” and “The Trustee—Trustee’s liability for custodial services and agents.”

Limitation on Trustee’s liability

The Trustee will not be liable for the disposition of Bullion or moneys, or in respect of any evaluation which it makes under the Trust Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Trust Agreement in the absence of gross negligence, willful misconduct or bad faith on its part. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (1) from the Sponsor or a Custodian or any entity acting on behalf of either which the Trustee believes is given as authorized by the Trust Agreement or a Custody Agreement, respectively; or (2) from or on behalf of any Authorized Participant which the Trustee believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Trustee has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Trustee will not be liable for any delay in performance or for the non-performance of any of its obligations under the Trust Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Trustee’s liability for custodial services and agents

The Trustee will not be answerable for the default of the Custodian, the Zurich Sub-Custodians, or any other custodian or sub-custodian of the Trust’s Bullion employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee does not monitor the performance of the Custodian, the Zurich Sub-Custodians, or any other sub-custodian other than to review the reports provided by the Custodian pursuant to the Custody Agreements. The Trustee may also employ custodians for Trust assets other than Bullion, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by custodians for the custody of Bullion and related services, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any custodian under a custody agreement authorized by the Trust Agreement, exclusive of fees for services to be performed by the Trustee, will be expenses of the Sponsor or the Trust. Fees paid for the custody of assets other than Bullion will be an expense of the Trustee.

Taxes

The Trustee will not be personally liable for any taxes or other governmental charges imposed upon the Bullion or its custody, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or upon it as Trustee or upon or in respect of the Trust or the Shares which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel’s fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust’s assets and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Trustee

The Trustee, its directors, employees and agents shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Custody Agreements and any Authorized Participant Agreement, including the Trustee’s indemnification obligations under these agreements) or by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such indemnified party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to a indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Indemnity for actions taken to protect the Trust

The Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee’s costs resulting from the Trustee’s appearance in, prosecution of or defense of any such action are deductible from and will constitute a lien against the Trust’s assets. Subject to the preceding conditions, the Trustee shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of all Shareholders pursuant to the terms of the Trust Agreement.

Protection for amounts due to Trustee

If any fees or costs owed to the Trustee under the Trust Agreement are not paid when due by the Sponsor, the Trustee may sell or otherwise dispose of any Trust assets (including Bullion) and pay itself from the proceeds provided, however, that the Trustee may not charge to the Trust unpaid fees owed to the Trustee by the Sponsor in excess of the fees payable to the Sponsor by the Trust without regard to any waiver by the Sponsor of its fees. As security for all obligations owed to the Trustee under the Trust Agreement, the Trustee is granted a continuing security interest in, and a lien on, the Trust’s assets and all Trust distributions.

Holding of Trust property other than Bullion

The Trustee will hold and record the ownership of the Trust’s assets in a manner so that it will be owned by the Trust and the Trustee as trustee thereof for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust shall not issue or sell any certificates or other obligations or, except as provided in the Trust Agreement, otherwise incur, assume or guarantee any indebtedness for money borrowed.

All moneys held by the Trustee under the Trust Agreement shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust. Such monies held under the

Trust Agreement shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust. The Trustee may also employ custodians for Trust assets other than Bullion, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. Any Trust assets other than Bullion or cash will be held by the Trustee either directly or through the Federal Reserve/Treasury Book Entry System for United States and federal agency securities (“Book Entry System”), DTC, or through any other clearing agency or similar system (“Clearing Agency”), if available. The Trustee will have no responsibility or liability for the actions or omissions of the Book Entry System, DTC or any Clearing Agency. The Trustee shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes, or similar matters relating to securities held at DTC.

Resignation, discharge or removal of Trustee; successor trustees

The Trustee may at any time resign as Trustee by written notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

The Sponsor may remove the Trustee in its discretion on the fifth anniversary of the date of the Trust Agreement by written notice delivered to the Trustee at least 90 days prior to such date or, thereafter, on the last day of any subsequent three-year period by written notice delivered to the Trustee at least 90 days prior to such date.

The Sponsor may also remove the Trustee at any time if the Trustee (1) ceases to be a Qualified Bank (as defined below), (2) is in material breach of its obligations under the Trust Agreement and fails to cure such breach within 30 days after receipt of written notice from the Sponsor or Shareholders acting on behalf of at least 25 percent of the outstanding Shares specifying such default and requiring the Trustee to cure such default, or (3) fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting deemed necessary by the Sponsor and, after consultations with the Sponsor, the Sponsor and the Trustee fail to resolve their differences regarding such proposed amendment. Under such circumstances, the Sponsor, acting on behalf of the Shareholders, may remove the Trustee by written notice delivered to the Trustee and such removal shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

A  “Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (i) is a DTC Participant or a participant in such other depository as is then acting with respect to the Shares; (ii) unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that the following requirement is not necessary for the exception under Section 408(m) of the Code, to apply, is a banking institution as defined in Section 408(n) of the Code and (iii) had, as of the date of its most recent annual financial statements, an aggregate capital, surplus and undivided profits of at least $150 million.

The Sponsor may also remove the Trustee at any time if the Trustee merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Trustee is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Trustee without the execution or filing of any document or any further act; however, during the 90-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Trustee, remove the Trustee and designate a successor Trustee.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall use its reasonable efforts to appoint a successor Trustee, which shall be a Qualified Bank. Every successor Trustee shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of the Shareholders, an instrument in writing accepting its appointment under the Trust Agreement, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the Shareholders, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Trust Agreement, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the Shareholders of all outstanding Shares. The Sponsor or any such successor Trustee shall promptly mail notice of the appointment of such successor Trustee to the Shareholders.

If the Trustee resigns and no successor trustee is appointed within 60 days after the date the Trustee issues its notice of resignation, the Trustee will terminate and liquidate the Trust and distribute its remaining assets.

The Custodian and Custody of the Trust’s Bullion

This section summarizes some of the important provisions of the Trust Agreement which apply to the Custodian and the custody of the Trust’s Bullion. For a general description of the Custodian’s role, see “The Custodian—The Custodian’s Role.” For more information on the custody of the Trust’s Bullion, see “Custody of the Trust’s Bullion” and “Description of the Custody Agreements.”

The Trustee, on behalf of the Trust, entered into the Custody Agreements with the Custodian under which the Custodian maintains the Trust Allocated Account and the Trust Unallocated Account.

If upon the resignation of any custodian there would be no custodian acting pursuant to the Custody Agreements, the Trustee shall, promptly after receiving notice of such resignation, appoint a substitute custodian or custodians selected by the Sponsor pursuant to custody agreements approved by the Sponsor (provided, however, that the rights and duties of the Trustee under the Trust Agreement and such custody agreements shall not be materially altered without its consent). When directed by the Sponsor or if the Trustee in its discretion determines that it is in the best interest of the Shareholders to do so and with the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed), the Trustee shall appoint a substitute or additional custodian or custodians, which shall thereafter be one of the custodians under the Trust Agreement. After the entry into the Custody Agreements, the Trustee shall not enter into or amend any custody agreement with a custodian without the written approval of the Sponsor (which approval shall not be unreasonably withheld or delayed). When instructed by the Sponsor, the Trustee shall demand that a custodian of the Trust deliver such of the Trust’s Bullion held by it as is requested of it to any other custodian or such substitute or additional custodian or custodians directed by the Sponsor. Each such substitute or additional custodian shall, forthwith upon its appointment, enter into a custody agreement in form and substance approved by the Sponsor.

The Sponsor will appoint accountants or other inspectors to monitor the accounts and operations of the Custodian and any successor custodian or additional custodian and for enforcing the obligations of each such custodian as is necessary to protect the Trust and the rights and interests of the Shareholders. The Trustee has no obligation to monitor the activities of any Custodian other than to receive and review such reports of the Bullion held for the Trust by such Custodian and of transactions in Bullion held for the account of the Trust made by such Custodian pursuant to the Custody Agreements. In the event that the Sponsor determines that the maintenance of Bullion with a particular custodian is not in the best interests of the Shareholders, the Sponsor will direct the Trustee to initiate action to remove the Bullion from the custody of such custodian or take such other action as the Trustee determines appropriate to safeguard the interests of the Shareholders. However, see “The Trustee—The Trustee’s Role” for a description of limitations on the ability of the Trustee to monitor the performance of the Custodian. The Trustee shall have no liability for any such action taken at the direction of the Sponsor or, in the absence of such direction, any action taken by it in good faith. The Trustee’s only contractual rights are to direct the Custodian pursuant to the Custody Agreements, and the Trustee has no contractual right or obligation to direct any Zurich Sub-Custodian.

Valuation of Bullion, Definition of Net Asset Value and Adjusted Net Asset Value

On each day that the NYSE Arca is open for regular trading, as promptly as practicable after 4:00 p.m., New York time, on such day (“Evaluation Time”), the Trustee will evaluate the Bullion held by the Trust and determine both the ANAV and the NAV of the Trust.

At the Evaluation Time, the Trustee will value the Trust’s Bullion on the basis of that day’s London Metal Price for such metal or, if no London Metal Price is made for a metal on such day or has not been announced by the Evaluation Time, the next most recent London Metal Price announced for such metal determined prior to the Evaluation Time will be used, unless the Sponsor determines that such price is inappropriate as a basis for evaluation. In the event the Sponsor determines that the applicable London Metal Price or such other publicly available price as the Sponsor may deem fairly represents the commercial value of the Trust’s Bullion metal is not an appropriate basis for evaluation of the Trust’s Bullion metal, it shall identify an alternative basis for such evaluation to be employed by the Trustee. Neither the Trustee nor the Sponsor shall be liable to any person for the determination that the London Metal Price or such other publicly available price is not appropriate as a basis for evaluation of the Trust’s Bullion or for any determination as to the alternative basis for such evaluation provided that such determination is made in good faith. See “Operation of the Bullion Markets” for a description of the London Metal Price for each Bullion metal.

Once the value of the Bullion has been determined, the Trustee will subtract all estimated accrued but unpaid fees (other than the fees accruing for such day on which the valuation takes place computed by reference to the value of the Trust or its assets), expenses and other liabilities of the Trust from the total value of the Bullion and all other assets of the Trust (other than any amounts credited to the Trust’s reserve account, if established). The resulting figure is the ANAV of the Trust. The ANAV of the Trust is used to compute the Sponsor’s Fee.

All fees accruing for the day on which the valuation takes place computed by reference to the value of the Trust or its assets shall be calculated using the ANAV calculated for such day on which the valuation takes place. The Trustee shall subtract from the ANAV the amount of accrued fees so computed for such day and the resulting figure is the NAV of the Trust. The Trustee will also determine the NAV per Share by dividing the NAV of the Trust by the number of the Shares outstanding as of the close of trading on the NYSE Arca (which includes the net number of any Shares created or redeemed on such evaluation day).

The Trustee’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Trust and no revision or correction in any computation made under the Trust Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and the Shareholders may rely on any evaluation furnished by the Trustee, and the Sponsor will have no responsibility for the evaluation’s accuracy. The determinations the Trustee makes will be made in good faith upon the basis of, and the Trustee will not be liable for any errors contained in, information reasonably available to it. The Trustee will not be liable to the Sponsor, DTC, Authorized Participants, the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Trustee against any liability resulting from bad faith or gross negligence in the performance of its duties.

Other Expenses

If at any time, other expenses are incurred outside the daily business of the Trust and the Sponsor’s Fee, the Trustee will at the discretion of the Sponsor or in its own discretion sell the Trust’s Bullion as necessary to pay such expenses. The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor.

Sales of Bullion

The Trustee will at the direction of the Sponsor or, in the absence of such discretion, may in its own discretion sell the Trust’s Bullion as necessary to pay the Trust’s expenses not otherwise assumed by the Sponsor. The Trustee will not sell Bullion to pay the Sponsor’s Fee. The Sponsor’s Fee will be paid through delivery of Bullion from the Trust Unallocated Account that had been de-allocated from the Trust Allocated Account for this purpose. When selling Bullion to pay other expenses, the Trustee will endeavor to sell the smallest amounts of Bullion needed to pay expenses in order to minimize the Trust’s holdings of assets other than Bullion. The Trustee will place orders with dealers (which may include the Custodian) as directed by the Sponsor or, in the absence of such direction, with dealers through which the Trustee may reasonably expect to obtain a favorable price and good execution of orders. The Custodian may be the purchaser of such Bullion only if the sale transaction is made at the next London Metal Price for each Bullion metal or such other publicly available price that the Sponsor deems fair, in each case as set following the sale order. Neither the Trustee nor the Sponsor is liable for depreciation or loss incurred by reason of any sale. See “United States Federal Income Tax Consequences—Taxation of US Shareholders” for information on the tax treatment of Bullion sales.

The Trustee will also sell the Trust’s Bullion if the Sponsor notifies the Trustee that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Trustee will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Bullion directed by the Sponsor.

Any property received by the Trust other than Bullion, cash or an amount receivable in cash (such as, for example, an insurance claim) will be promptly sold or otherwise disposed of by the Trustee at the direction of the Sponsor.

Any disposition of Bullion by the Trustee to pay the Sponsor’s Fee, to pay other expenses of the Trust or for any other reason will be executed by the disposition of silver, platinum and palladium in such proportions so as to ensure that the Bullion held by the Trust, if any, following such sale or sales is in the same ratio of metals as the Bullion required for a Creation Basket Deposit.

The Securities Depository; Book-Entry-Only System; Global Security

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and by- laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trustee will terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

Share Splits

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

Books and Records

The Trustee keeps proper books of record and account of the Trust at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Trustee’s satisfaction that such person is a Shareholder at all reasonable times during the usual business hours of the Trustee.

The Trustee keeps a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Shareholder.

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and the NYSE Arca and shall be distributed to such persons and in such manner as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the US or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Trustee will assist and support the Sponsor in the preparation of such reports.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated from time to time by the Sponsor. The accountant’s report will be furnished by the Trustee to Shareholders upon request.

The Trustee will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust is the 12 month period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

Termination of the Trust

The Trustee will set a date on which the Trust shall terminate and mail notice of the termination to the Shareholders at least 30 days prior to the date set for termination if any of the following occurs:

•	The Trustee is notified that the Shares are delisted from the NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;
•	Shareholders acting in respect of at least 75 percent of the outstanding Shares notify the Trustee that they elect to terminate the Trust;
•	60 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;
•	the SEC determines that the Trust is an investment company under the Investment Company Act of 1940 and the Trustee has actual knowledge of such Commission determination;
•

the aggregate market capitalization of the Trust, based on the closing price for the Shares, was less than $350 million (as adjusted for inflation) at any time after the first anniversary after the Trust’s formation and the Trustee receives, within six months after the last of those trading days, notice from the Sponsor of its decision to terminate the Trust;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act and the Trustee has actual knowledge of that determination;
•

the Trust fails to qualify for treatment, or ceases to be treated, for US federal income tax purposes, as a grantor trust, and the Trustee receives notice from the Sponsor that the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•	60 days have elapsed since DTC ceases to act as depository with respect to the Shares and the Sponsor has not identified another depository which is willing to act in such capacity; or
•

the Trustee elects to terminate the Trust after the Sponsor is deemed conclusively to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

On and after the date of termination of the Trust, the Shareholders will, upon (i) surrender of Shares then held, (ii) payment of the fee of the Trustee for the surrender of Shares, and (iii) payment of any applicable taxes or other governmental charges, be entitled to delivery of the amount of Trust assets represented by those Shares. The Trustee shall not accept any deposits of Bullion after the date of termination. If any Shares remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to Shareholders, and shall not give any further notices or perform any further acts under the Trust Agreement, except that the Trustee will continue to collect distributions pertaining to Trust assets and hold the same uninvested and without liability for interest, pay the Trust’s expenses and sell Bullion as necessary to meet those expenses and will continue to deliver Trust assets, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares surrendered to the Trustee (after deducting or upon payment of, in each case, the fee of the Trustee for the surrender of Shares, any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

At any time after the expiration of 90 days following the date of termination of the Trust, the Trustee may sell the Trust assets then held under the Trust Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by the Trustee under the Trust Agreement, without liability for interest, for the pro rata benefit of the Shareholders that have not theretofore surrendered their Shares. After making such sale, the Trustee shall be discharged from all obligations under the Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any fees, expenses, taxes or other governmental charges payable by the Trust, the fee of the Trustee for the surrender of Shares and any expenses for the account of the Shareholders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges). Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for its certain obligations to the Trustee that survive termination of the Trust Agreement.

Amendments

The Trustee and the Sponsor may amend any provisions of the Trust Agreement without the consent of any Shareholder. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Shareholders will not become effective as to outstanding Shares until 30 days after notice of such amendment is given to the Shareholders. Amendments to allow redemption for quantities of Bullion smaller or larger than a Basket or to allow for the sale of Bullion to pay cash proceeds upon redemption shall not require notice pursuant to the preceding sentence. Every Shareholder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of the Shareholder to surrender Baskets and receive therefor the amount of Trust assets represented thereby, except in order to comply with mandatory provisions of applicable law.

Governing Law; Consent to New York Jurisdiction

The Trust Agreement, and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust’s global certificates for Shares) and the Shareholders under the Trust Agreement, are governed by the laws of the State of New York. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consents to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent in not required for any person to assert a claim of New York jurisdiction over the Sponsor or the Trustee.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material US federal income tax consequences that generally apply to the purchase, ownership and disposition of Shares by a US Shareholder (as defined below), and certain US federal income tax consequences that may apply to an investment in Shares by a Non- US Shareholder (as defined below). The discussion represents, insofar as it describes conclusions as to US federal income tax law and subject to the limitations and qualifications described below, the opinion of Katten Muchin Rosenman LLP, counsel to the Sponsor and special US tax counsel to the Trust. An opinion of counsel, however, is not binding on the United States Internal Revenue Service (“IRS”) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Code, United States Treasury Regulations (“Treasury Regulations”) promulgated under the Code and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including broker-dealers, traders, banks and other financial institutions, insurance companies, real estate investment trusts, tax-exempt entities, Shareholders whose functional currency is not the US dollar or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who hold Shares as “capital assets” within the meaning of Code section 1221 and not as part of a straddle, hedging transaction or a conversion or constructive sale transaction. Moreover, the discussion below does not address the effect of any state, local or foreign tax law or any transfer tax on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law or any transfer tax considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “US Shareholder” is a Shareholder that is:

•	An individual who is a citizen or resident of the United States;
•	A corporation (or other entity treated as a corporation for US federal tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;
•	An estate, the income of which is includible in gross income for US federal income tax purposes regardless of its source; or
•

A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

A Shareholder that is not a US Shareholder as defined above (other than a partnership, or an entity treated as a partnership for US federal tax purposes) is generally considered a “Non-US Shareholder” for purposes of this discussion. For US federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including any entity treated as a partnership for US federal income tax purposes, generally depends upon the status of the partner and upon the activities of the partnership. Partnerships and partners in partnerships should consult their tax advisors about the US federal income tax consequences of purchasing, owning and disposing of Shares.

Taxation of the Trust

The Trust is classified as a “grantor trust” for US federal income tax purposes. As a result, the Trust itself is not subject to US federal income tax. Instead, the Trust’s income and expenses “flow through” to the Shareholders, and the Trustee reports the Trust’s income, gains, losses and deductions to the IRS on that basis.

Taxation of US Shareholders

Shareholders generally are treated, for US federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held by the Trust. Shareholders are also treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held by the Trust at the time it acquires its Shares is equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares as part of a creation of a Basket, the delivery of Bullion to the Trust in exchange for Shares is not a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shares are the same as its tax basis and holding period for the Bullion delivered in exchange therefor (except to the extent of any cash contributed for such Shares). For purposes of this discussion, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their tax advisors.

When the Trust sells or transfers Bullion, for example to pay expenses, a Shareholder generally will recognize gain or loss in an amount equal to the difference between (1) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale or transfer and (2) the Shareholder’s tax basis for its pro rata share of the Bullion that was sold or transferred. Such gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the Shareholder has a holding period in its Shares of longer than one year. A Shareholder’s tax basis for its share of any Bullion sold by the Trust generally will be determined by multiplying the Shareholder’s total basis for its Shares immediately prior to the sale, by a fraction the numerator of which is the amount of Bullion sold, and the denominator of which is the total amount of the Bullion held by the Trust immediately prior to the sale. After any such sale, a Shareholder’s tax basis for its pro rata share of the Bullion remaining in the Trust will be equal to its tax basis for its Shares immediately prior to the sale, less the portion of such basis allocable to its share of the Bullion that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold a  pro rata share of the Bullion held in the Trust at the time of the sale. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (1) the amount realized pursuant to the sale of the Shares, and (2) the Shareholder’s tax basis for the Shares sold, as determined in the manner described in the preceding paragraph.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying Bullion represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis for the Bullion received in the redemption generally will be the same as the Shareholder’s tax basis for the Shares redeemed. The Shareholder’s holding period with respect to the Bullion received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the Bullion received by the Shareholder will be a taxable event.

An Authorized Participant and other investors may be able to re-invest, on a tax-deferred basis, in-kind redemption proceeds received from exchange-traded products that are substantially similar to the Trust in the Trust’s Shares. Authorized Participants and other investors should consult their tax advisors as to whether and under what circumstances the reinvestment in the Shares of proceeds from substantially similar exchange-traded products can be accomplished on a tax-deferred basis.

Under current law, gains recognized by individuals, estates or trusts from the sale of “collectibles,” including physical Bullion, held for more than one year are taxed at a maximum federal income tax rate of 28 percent, rather than the 20 percent rate applicable to most other long-term capital gains. For these purposes, gain recognized upon the sale of Shares held for more than one year, or attributable to the Trust’s sale of any physical Bullion which the Shareholder is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum rate of 28 percent The tax rates for capital gains recognized upon the sale of assets held by an individual US Shareholder for one year or less or by a corporate taxpayer are generally the same as those at which ordinary income is taxed.

In addition, for high-income individuals and certain trusts and estates, a 3.8 percent Medicare contribution tax is imposed on net investment income and gain.  Shareholders should consult their tax advisor regarding this tax.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares is treated as part of the Shareholder’s tax basis in the Shares. Similarly, any brokerage fee incurred by a Shareholder in selling Shares reduces the amount realized by the Shareholder with respect to the sale.

Shareholders are required to recognize gain or loss on a sale of Bullion by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust, to the extent that such expenses may be deducted, as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2 percent of adjusted gross income. In addition, such deductions are subject to further limitations under applicable provisions of the Code, and are not deductible at all for alternative minimum tax purposes.

Investment by Regulated Investment Companies

Mutual funds and other investment vehicles which are “regulated investment companies” within the meaning of Code section 851 should consult with their tax advisors concerning (1) the likelihood that an investment in Shares, although they are a “security” within the meaning of the Investment Company Act of 1940, may be considered an investment in the underlying Bullion for purposes of Code section 851(b), and (2) the extent to which an investment in Shares might nevertheless be consistent with preservation of their qualification under Code section 851.

United States Information Reporting and Backup Withholding for US and Non-US Shareholders

The Trustee or the appropriate broker files certain information returns with the IRS, and provides certain tax-related information to Shareholders, in accordance with applicable Treasury Regulations. Each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income (if any) and expenses.

A US Shareholder may be subject to US backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-US Shareholders may have to comply with certification procedures to establish that they are not US persons in order to avoid backup withholding tax. The amount of any backup withholding is allowed as a credit against a Shareholder’s US federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

Income Taxation of Non-US Shareholders

The Trust does not expect to generate taxable income except for gain (if any) upon the sale of Bullion. A Non-US Shareholder generally is not subject to US federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of Bullion by the Trust, unless (1) the Non-US Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-US Shareholder of a trade or business in the United States.

Taxation in Jurisdictions other than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction, of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on certain employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain commingled investment vehicles or insurance company general or separate accounts in which such plans or arrangements are invested (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under other federal law, or under state or local law (“Other Law”).

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan and the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities under ERISA or Other Law, including, but not limited to: (1) whether the investment is permitted under the plan’s governing documents, (2) whether the fiduciary has the authority to make the investment, (3) whether the investment is consistent with the plan’s funding objectives, (4) the tax effects of the investment on the Plan, and (5) whether the investment is prudent considering the factors discussed in this report. In addition, ERISA and Code Section 4975 prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code. A violation of these rules may result in the imposition of significant excise taxes and other liabilities. Plans subject to Other Law may be subject to similar restrictions.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor “Plan Asset Regulations,” § 2510.3-101(b)(2), as modified by section 3(42) of ERISA. Accordingly, pursuant to the Plan Asset Regulations, Shares purchased by a Plan, and not an interest in the underlying assets held in the Trust, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code. Fiduciaries of plans subject to Other Law should consult legal counsel to determine whether there would be a similar result under the Other Law.

Investment by Certain Retirement Plans

Code section 408(m) provides that the acquisition of a “collectible” by an individual retirement account (“IRA”) or a participant-directed account maintained under any plan that is tax-qualified under Code section 401(a) is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the plan account is maintained, of an amount equal to the cost to the account of acquiring the collectible. The IRS has issued private letter rulings to the effect that a purchase of shares in a trust holding precious metals by an IRA, or by a participant-directed account under a Code section 401(a) plan, will not be treated as resulting in a taxable distribution to the IRA owner or plan participant under Code section 408(m). However, if any of the Shares so purchased are distributed from the IRA or plan account to the IRA owner or plan participant, or if any Bullion received by such IRA or plan account upon the redemption of any of the Shares purchased by it, the Shares or Bullion so distributed will be subject to federal income tax in the year of distribution, to the extent provided under the applicable provisions of Code sections 408(d), 408(m) or 402.

PLAN OF DISTRIBUTION

The Trust issues Shares in Baskets to Authorized Participants in exchange for deposits of Bullion on a continuous basis. The Trust does not issue fractions of a Basket. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, a broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares directly to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker- dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter.

Investors that purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering or reoffering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of 10 percent of the gross proceeds of the offering.

Pursuant to a Marketing Agent Agreement (“Agent Agreement”) between ALPS Distributors, Inc. (“ADI”) and ETF Securities (US) LLC (formerly known as ETFS Marketing LLC), a Delaware limited liability company (“Marketing Agent”) that provides marketing services under contract to the Sponsor, ADI will be paid by the Marketing Agent approximately $12,500 per annum, plus any fees or disbursements incurred by ADI in connection with its assistance to the Marketing Agent in the marketing of the Trust and its Shares. The maximum compensation ADI may receive under this Agent Agreement, as a result of the Trust’s offering, is not to exceed $83,337, which includes $45,837 (fees) and $37,500 (expenses). The Trust is not responsible for the payment of any amounts to ADI or the Marketing Agent. The maximum compensation that will be paid for wholesaling salaries, as a result of this offering, is not to exceed $189,000. The Marketing Agent and its ultimate parent ETF Securities Limited, are solely responsible for the payment of these salaries.

Under the Agent Agreement, ADI will provide the following services to the Marketing Agent:

Review marketing related legal documents and contracts;
•	Consult with the Marketing Agent on the development of FINRA-compliant marketing campaigns;
•	Consult with the Trust’s legal counsel on free-writing prospectus materials and disclosures in all marketing materials;
•	Review and file with FINRA marketing materials that are not free-writing prospectus materials;
•	Register and oversee supervisory activities of the Marketing Agent’s FINRA-licensed personnel; and
•	Maintain books and records related to the ADI services provided.

The Shares trade on the NYSE Arca under the symbol “WITE”.

LEGAL MATTERS

The validity of the Shares has been passed upon for the Sponsor by Katten Muchin Rosenman LLP, New York, New York, who, as special US tax counsel to the Trust, also rendered an opinion regarding the material US federal income tax consequences relating to the Shares.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Trust’s Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALUATION OF BULLION

Since the Trust’s inception, the Sponsor determined that the Trust was not an investment company within the scope of Financial Accounting Standards Board (“FASB”) Codification of Accounting Standards, Topic 946, Financial Services—Investment Companies (“Topic 946”). Consequently, the Trust did not prepare the disclosures applicable to investment companies under Topic 946, including the presentation of its Bullion assets at “fair value” as defined in Topic 946.  Instead, the Trust valued its Bullion assets at the lower of cost or fair value in accordance with ASC 330, Inventory and ASC 270, Interim Reporting.

Following the release of FASB Accounting Standards Update ASU 2013-08, Financial Services—Investments Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements, the Sponsor has re-evaluated whether the Trust falls within scope and has concluded that for reporting purposes, the Trust is classified as an investment company.  The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act.

As a result of the change in the evaluation of investment company status, the Trust must, from January 1, 2014, present its Bullion assets at “fair value” as defined in Topic 946.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows the Trust to incorporate by reference the information contained in documents that it files with them. The Trust is incorporating by reference into this prospectus its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 and its Quarterly Report on Form 10-Q for the  quarterly period ended September 30, 2014,  each of which have been filed with the SEC, and its Current Reports on Forms 8-K, filed with the SEC on August 7, 2014 and on November 18, 2014. By incorporating by reference such Annual Report on Form 10-K,  Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the Trust can disclose important information to you by referring you to such Annual Report on Form 10-K,  Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are considered part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Trust posts on its website (www.etfsecurities.com/institutional/us/en-us/documents.aspx) its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after the Sponsor, on behalf of the Trust, electronically files such material with, or furnishes it to, the SEC. The Trust’s website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. The Trust will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all reports or documents that have been incorporated by reference in the prospectus but which are not delivered with the prospectus; copies of any of these documents may be obtained free of charge through the Trust’s website or by contacting the Trust, c/o ETF Securities (US) LLC, 48 Wall Street, 11th Floor, New York, NY 10005, or by calling (212) 918-4954.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust and the Shares can also be obtained from the Trust’s website. The internet address of the Trust’s website is www.etfsecurites.com/institutional/us/en-us/documents.aspx. This internet address is only provided here as a convenience to you to allow you to access the Trust’s website, and the information contained on or connected to the Trust’s website is not part of this prospectus or the registration statement of which this prospectus is part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

PROSPECTUS

ETFS White Metals Basket Trust

[_______] ETFS Physical WM Basket Shares

December [__], 2014

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by ETF Securities USA LLC, the sponsor of the Registrant (“Sponsor”).

Item 14. Indemnification of Directors and Officers.

Section 5.6(a) of the Registrant’s Depositary Trust Agreement (“Trust Agreement”) between The Bank of New York Mellon, the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee, its directors, employees and agents (each a “Trustee Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Trustee, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, the Trust’s custody agreements and authorized participant agreements to which the Trustee is a party, including the Trustee’s indemnification obligations thereunder) or by reason of the Trustee’s acceptance of the Trust incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Trustee Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Trustee Indemnified Party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to a Trustee Indemnified Party under Section 5.6(a) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust.

Section 5.6(b) of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended (“Securities Act”)) and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor, in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, authorized participant agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement incurred without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under Section 5.6(b) of the Trust Agreement may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the shareholders of the Trust and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The indemnities provided by Section 5.6 of the Trust Agreement shall survive notwithstanding any termination of the Trust Agreement and the Trust or the resignation or removal of the Trustee or the Sponsor, respectively.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
4.1	Depositary Trust Agreement (the “Trust Agreement”)(1)
4.2	Form of Authorized Participant Agreement(2)
4.3	Form of Global Certificate (attached as Exhibit A to the Trust Agreement)(1)
5.1	Opinion of Katten Muchin Rosenman LLP as to legality(3)
8.1	Opinion of Katten Muchin Rosenman LLP as to tax matters(3)
10.1	Allocated Account Agreement(1)
10.2	Unallocated Account Agreement(1)
10.3	Depository Agreement(1)
10.4	Marketing Agent Agreement(1)
23.1	Consent of Deloitte & Touche LLP*
23.2	Consents of Katten Muchin Rosenman LLP are included in Exhibits 5.1 and 8.1
24.1	Powers of attorney are included on the signature page to this post-effective amendment to the registration statement
99.1	Opinion of Katten Muchin Rosenman UK LLP(3)

*		Filed herewith
(1)

Incorporated by reference to the Exhibit identified with the same number and filed with Pre-Effective Amendment No. 2 to the Trust’s registration statement on Form S-1 (File No. 333-167166) on November 30, 2010.

	(2)	Incorporated by reference to the Exhibit identified with the same number and filed with the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
	(3)	Previously filed as an exhibit to the initial filing of this Registration Statement filed with the Securities and Exchange Commission on April 23, 2014.

(b)		Financial Statement Schedules
Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i).	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii).

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii).

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i).	If the Registrant is relying on Rule 430B (§230.430B of this chapter):
(A).

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B).

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii).

If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i).	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
(ii).	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii).

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv).	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)

That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Helier, Jersey, on November __, 2014.

ETF SECURITIES USA LLC
Sponsor of the ETFS White Metals Basket Trust

By:	/s/ Graham Tuckwell
Graham Tuckwell President and Chief Executive Officer

Each person whose signature appears below hereby constitutes Graham Tuckwell and Joseph Roxburgh, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date
/s/ Graham Tuckwell
Graham Tuckwell	President and Chief Executive Officer (principal executive officer)	November 24, 2014

/s/ Joseph Roxburgh
Joseph Roxburgh	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	November 24, 2014
* The Registrant is a trust and the persons are signing in their capacities as officers of ETF Securities USA LLC, the Sponsor of the Registrant.